Exhibit 99.1

CENTERSTATE BANK CORPORATION and SUBSIDIARIES

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders of CenterState Bank Corporation

Winter Haven, Florida

Opinions on the Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying consolidated balance sheets of CenterState Bank Corporation (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). We also have audited the Company’s internal control over financial reporting as of December 31, 2019, based on criteria established in Internal Control – Integrated Framework: (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2019 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2019, based on criteria established in Internal Control – Integrated Framework: (2013) issued by COSO.

Basis for Opinions

The Company’s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s consolidated financial statements and an opinion on the Company’s internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.

Our audits of the consolidated financial statements included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

Allowance for Loan Losses – Adjustments to Historical Loss Experience

As disclosed in Notes 1 and 5 to the consolidated financial statements, the Company’s allowance for loan losses is a valuation allowance for probable incurred credit losses in its loan portfolio. As of December 31, 2019, the Company recorded an allowance for loan losses of $40,655,000 which consists of three components: the allowance for loans individually evaluated for impairment (“specific reserves”), representing $1,878,000, the allowance for loans collectively evaluated for impairment (“general reserve”), representing $38,551,000, and the allowance for purchase credit-impaired loans, representing $226,000. The general reserve covers loans that are not individually classified as impaired and is based on historical loss experience adjusted for economic factors.

The historical loss experience is the ratio of historical losses by portfolio segment to the balance of each respective portfolio segment. The portfolio segments identified by the Company are residential loans, commercial real estate loans, construction and land development loans, commercial and industrial loans and consumer and other loans. The historical loss experience is adjusted for economic factors based on the risks present for each portfolio segment. Management’s determination of the adjustments to historical loss experience relies on a qualitative assessment of risks to determine the quantitative impact on the general reserve. The economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; volume and severity of adversely classified or graded loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. The adjusted historical loss experiences are multiplied by the recorded investment in each loan portfolio segment to estimate the general reserve.

Management’s analysis of the economic factors to determine the adjustments to the historical loss experience requires a high degree of subjectivity and judgment and requires the Company to make significant estimates of the risks present for each portfolio segment. Changes in these assumptions could have a material effect on the Company’s consolidated financial statements. We identified the testing of the adjustments to historical loss experience to be a critical audit matter, as it involved especially subjective auditor judgment.

The primary procedures we performed to address this critical audit matter included:

Testing the design and operating effectiveness of controls over the estimate of the adjustments to historical loss experience in the general reserve of the allowance for loan losses, including controls addressing:

•	The review of the qualitative and quantitative conclusions related to the adjustments to the historical loss experience, and the resulting allocation to the general reserve.
•	The accuracy of inputs and mathematical accuracy of the general reserve calculation.

Substantively testing management’s process, including evaluating their judgments and assumptions, for developing the estimate of the adjustments to historical loss experience in the general reserve of the allowance for loan losses which included:

•	Evaluation of the reasonableness of management’s conclusions related to the adjustments to the historical loss experience, and the resulting allocation to the allowance.
•	Testing the accuracy of inputs and mathematical accuracy of the allowance for loan losses calculation.
•	Performing substantive analytical procedures over the adjustments to historical loss rates year over year.

Business Combination – Fair Value of Acquired Non-Purchased Credit Impaired Loans from the Acquisition of National Commerce Corporation

As described in Notes 1 and 26, the Company acquired 100% of the outstanding common stock of National Commerce Corporation on April 1, 2019. The acquisition was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. The Company acquired loans with an estimated fair value of $3,327,850,000, which is net of a $61,384,000 discount to the outstanding principal balance. Of the total loans acquired, management identified $18,616,000 of loans with credit deterioration since origination (“PCI loans”) and $3,309,234,000 of loans without evidence of credit deterioration since origination (“non-PCI loans”). The non-PCI loans were valued by management using a discounted cash flow model under the income approach.

The determination of the fair value of the acquired non-PCI loans requires a high degree of subjectivity and judgment. The model assumptions and valuation results could have a material effect on the Company’s consolidated financial statements. We identified the testing of the model assumptions and valuation results for estimating the fair value of the acquired non-PCI loans to be a critical audit matter, as the overall evaluation involved especially subjective auditor judgment.

The primary procedures we performed to address this critical audit matter included:

Testing the design and operating effectiveness of internal control related the review of the reasonableness of the model assumptions and valuation results.

Substantively testing management’s process related to the assessment of model assumptions and valuation results, including evaluating their judgments and assumptions, which included:

•	Evaluation of the reasonableness of management’s judgments related to the model assumptions. We utilized valuation specialists in our evaluation, which considered the weight of confirming and disconfirming evidence from internal and external sources, loan portfolio performance and third-party credit quality data.
•	Utilizing valuation specialists to evaluate the application of the model and overall results.

/s/ Crowe LLP
Crowe LLP

We have served as the Company’s auditor since 2006.

Fort Lauderdale, Florida

February 27, 2020

CENTERSTATE BANK CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2019 and 2018

(in thousands of dollars, except per share data)

	2019	2018
ASSETS
Cash and due from banks	$185,255	$107,007
Deposits in other financial institutions (restricted cash)	140,913	28,345
Federal funds sold and FRB deposits	163,890	231,981
Cash and cash equivalents	490,058	367,333
Trading securities, at fair value	4,987	1,737
Available for sale debt securities, at fair value	1,886,724	1,727,348
Held to maturity debt securities (fair value of $208,852 and $212,179 at December 31, 2019 and December 31, 2018, respectively)	202,903	216,833
Loans held for sale (see Note 4)	142,801	40,399
Loans, excluding purchased credit impaired	11,848,475	8,181,533
Purchased credit impaired loans	135,468	158,971
Allowance for loan losses	(40,655)	(39,770)
Net Loans	11,943,288	8,300,734
Bank premises and equipment, net	296,706	227,454
Right-of-use operating lease assets	32,163	—
Accrued interest receivable	40,945	33,143
FHLB, FRB and other stock, at cost	100,305	79,584
Goodwill	1,204,417	802,880
Core deposit intangible, net	91,157	66,225
Other intangible assets, net	4,507	2,953
Bank owned life insurance	330,155	267,820
Other repossessed real estate owned ("OREO")	5,092	2,909
Deferred income tax asset, net	28,786	51,462
Bank property held for sale	23,781	25,080
Interest rate swap derivatives, at fair value	273,068	92,475
Prepaid expense and other assets	40,182	31,219
TOTAL ASSETS	$17,142,025	$12,337,588

LIABILITIES AND EQUITY
Deposits:
Demand - non-interest bearing	$3,929,183	$2,923,640
Demand - interest bearing	2,613,933	1,811,006
Savings and money market accounts	4,336,721	2,920,730
Time deposits	2,256,555	1,821,960
Total deposits	13,136,392	9,477,336

Securities sold under agreement to repurchase	93,141	57,772
Federal funds purchased	379,193	294,360
Other borrowed funds	161,000	361,000
Corporate and subordinated debentures	71,343	32,415
Accrued interest payable	3,998	2,627
Interest rate swap derivatives, at fair value	275,033	92,892
Operating lease liabilities	34,485	—
Payables and accrued expenses	90,722	47,842
Total liabilities	14,245,307	10,366,244

Equity:
Common stock, $.01 par value: 200,000,000 shares authorized; 125,173,597 and 95,679,596 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	1,252	957
Additional paid-in capital	2,407,385	1,699,031
Retained earnings	465,680	293,777
Accumulated other comprehensive income (loss)	22,401	(22,421)
Total equity	2,896,718	1,971,344

TOTAL LIABILITIES AND EQUITY	$17,142,025	$12,337,588

See accompanying Notes to the Consolidated Financial Statements

CENTERSTATE BANK CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

Years ended December 31, 2019, 2018 and 2017

(in thousands of dollars, except per share data)

	2019	2018	2017
Interest income:
Loans	$618,125	$405,881	$219,972
Investment securities:
Taxable	48,432	42,723	22,598
Tax-exempt	6,899	6,399	5,324
Federal funds sold and other	11,876	5,629	3,432
	685,332	460,632	251,326
Interest expense:
Deposits	83,099	33,260	11,079
Securities sold under agreement to repurchase	1,106	632	246
Federal funds purchased and other borrowings	11,637	11,445	3,108
Corporate and subordinated debentures	3,726	2,213	1,350
	99,604	47,550	15,783

Net interest income	585,728	413,082	235,543
Provision for loan losses	10,585	8,283	4,958
Net interest income after loan loss provision	575,143	404,799	230,585

Non-interest income:
Correspondent banking capital markets revenue	60,373	28,884	23,520
Other correspondent banking related revenue	4,525	4,504	4,821
Mortgage banking revenue	29,553	12,610	1,511
Small business administration loans revenue	5,136	3,532	775
Service charges on deposit accounts	30,168	22,831	14,986
Debit, prepaid, ATM and merchant card related fees	18,399	16,243	9,035
Wealth management related revenue	3,161	2,657	3,554
Bank owned life insurance income	7,801	5,976	3,293
Gain on sale of deposits	—	611	—
Gain on sale of trust department	—	—	1,224
Net gain (loss) on sale of available for sale debt securities	25	(22)	(7)
Other non-interest income	6,919	7,301	2,463
Total other income	166,060	105,127	65,175

(Continued)

CENTERSTATE BANK CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

Years ended December 31, 2019, 2018 and 2017

(in thousands of dollars, except per share data)

	2019	2018	2017
Non-interest expense:
Salaries, wages and employee benefits	260,234	172,318	109,412
Occupancy expense	28,350	20,897	12,777
Depreciation of premises and equipment	14,438	9,788	7,247
Supplies, stationary and printing	3,234	2,498	1,610
Marketing expenses	7,540	6,235	3,929
Data processing expense	19,605	14,308	8,436
Legal, audit and other professional fees	8,870	6,163	3,644
Amortization of intangibles	16,030	10,018	4,066
Postage and delivery	3,967	2,961	1,938
ATM and debit card and merchant card related expenses	5,501	4,253	2,746
Bank regulatory expenses	5,048	4,885	3,051
Gain on sale of OREO	(428)	(1,933)	(876)
Valuation write down of OREO	395	482	682
(Gain) loss on repossessed assets other than real estate	(25)	138	(23)
Foreclosure related expenses	3,221	2,815	2,252
Merger related expenses	39,257	34,912	13,046
Impairment on bank property held for sale	1,736	2,667	519
Other expenses	29,934	19,062	12,029
Total other expenses	446,907	312,467	186,485

Income before provision for income taxes	294,296	197,459	109,275
Provision for income taxes	67,698	41,024	53,480
Net income	226,598	156,435	55,795
Earnings attributable to noncontrolling interest	1,202	—	—
Net income attributable to CenterState Bank Corporation	$225,396	$156,435	$55,795

Net income	$226,598	$156,435	$55,795
Other comprehensive gain (loss) income, net of tax:
Unrealized available for sale debt securities holding gain (loss), net of income taxes of $15,302, ($5,233) and $1,765, respectively	45,454	(15,432)	2,806
Unrealized interest rate swap holding loss, net of income taxes of ($204), $0 and $0, respectively	(613)	—	—
Less: reclassified adjustments for (gain) loss included in net income, net of income tax expense (benefit) of $6, ($6) and ($3), respectively	(19)	16	4

Net change in accumulated other comprehensive gain (loss)	44,822	(15,416)	2,810

Total comprehensive income	$271,420	$141,019	$58,605
Comprehensive income attributable to noncontrolling interest	1,202	—	—
Total comprehensive income attributable to CenterState Bank Corporation	$270,218	$141,019	$58,605

Earnings per share:
Basic	$1.88	$1.78	$0.97
Diluted	$1.87	$1.76	$0.95
Common shares used in the calculation of earnings per share:
Basic (1)	119,746,949	87,641,220	57,244,698
Diluted (1)	120,603,823	88,758,853	58,340,813

(1)	Excludes participating securities.

See accompanying Notes to the Consolidated Financial Statements

CENTERSTATE BANK CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years ended December 31, 2019, 2018 and 2017

(in thousands of dollars, except per share data)

					Accumulated
	Number of		Additional		other
	common	Common	paid in	Retained	comprehensive	Noncontrolling	Total
	shares	stock	capital	earnings	income (loss)	interest	equity
Balances at January 1, 2017	48,146,981	$482	$430,459	$130,090	$(8,574)	$—	$552,457

Net income				55,795			55,795

Unrealized holding gain on available for sale debt securities, net of deferred income tax of $1,765					2,810		2,810
Reclassification of the disproportionate tax effect on unrealized losses on available for sale securities resulting from the change in federal tax rate				1,241	(1,241)		—
Dividends paid - common ($0.24 per share)				(13,878)			(13,878)
Stock grants issued	242,854	2	401				403
Stock based compensation expense			4,586				4,586
Stock options exercised	598,039	6	6,709				6,715
Stock repurchase	(45,236)	(1)	(1,130)				(1,131)
Stock issued pursuant to Platinum Bank acquisition	4,279,255	43	110,790				110,833
Stock issued pursuant to Gateway Bank acquisition	4,244,441	43	107,044				107,087

Stock options acquired and converted pursuant to Gateway acquisition			15,811				15,811
Stock issued pursuant to public offering, net of costs of $529	2,695,000	27	63,235				63,262
Balances at December 31, 2017	60,161,334	$602	$737,905	$173,248	$(7,005)	$—	$904,750

Net income				156,435			156,435

Unrealized holding loss on available for sale debt securities, net of deferred income tax of $5,233					(15,416)		(15,416)
Dividends paid - common ($0.40 per share)				(35,906)			(35,906)
Stock grants issued	236,921	3	647				650
Stock based compensation expense			4,193				4,193
Stock options exercised	1,793,339	18	14,689				14,707
Stock repurchase	(38,496)	(1)	(1,026)				(1,027)
Stock issued pursuant to Sunshine acquisition	7,050,645	70	181,343				181,413
Stock options acquired and converted pursuant to Sunshine acquisition			6,432				6,432
Stock issued pursuant to HCBF acquisition	15,051,639	151	387,128				387,279
Stock options acquired and converted pursuant to HCBF acquisition			18,025				18,025
Stock issued pursuant to Charter acquisition	11,424,214	114	349,695				349,809
Balances at December 31, 2018	95,679,596	$957	$1,699,031	$293,777	$(22,421)	$—	$1,971,344

Net income				225,396		1,202	226,598
Unrealized holding gain on available for sale debt securities, net deferred income tax of $15,296					45,435		45,435
Unrealized holding loss on interest rate swap, net of deferred income tax of $204					(613)		(613)
Cumulative adjustment pursuant to adoption of ASU 842 (Note 29)				(1,093)			(1,093)
Dividends paid - common ($0.44 per share)				(52,400)			(52,400)
Stock grants issued	202,709	2	798				800
Stock based compensation expense			5,149				5,149
Stock options exercised	356,366	3	3,098				3,101
Stock repurchase	(5,733,042)	(57)	(132,020)				(132,077)
Stock issued pursuant to NCOM acquisition	34,667,968	347	825,097				825,444
Stock options acquired and converted pursuant to NCOM acquisition			6,232				6,232
Noncontrolling interest from NCOM acquisition						12,002	12,002
Distributions paid to noncontrolling interest						(1,065)	(1,065)
Purchase of noncontrolling interest						(12,139)	(12,139)
Balances at December 31, 2019	125,173,597	$1,252	$2,407,385	$465,680	$22,401	$—	$2,896,718

See accompanying Notes to the Consolidated Financial Statements

CENTERSTATE BANK CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2019, 2018 and 2017

(in thousands of dollars)

	2019	2018	2017
Cash flows from operating activities:
Net income	$226,598	$156,435	$55,795
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	10,585	8,283	4,958
Depreciation of premises and equipment	14,438	9,788	7,247
Accretion of purchase accounting adjustments	(59,275)	(51,131)	(34,264)
Net amortization of investment securities	11,125	12,449	9,954
Net deferred loan origination fees	1,826	1,873	345
(Gain) loss on sale of available for sale debt securities	(25)	22	7
Trading securities revenue	(99)	(57)	(242)
Purchases of trading securities	(194,799)	(254,555)	(230,074)
Proceeds from sale of trading securities	191,648	259,652	235,922
Repossessed real estate owned valuation write down	395	482	682
Gain on sale of repossessed real estate owned	(428)	(1,933)	(876)
(Gain) loss on repossessed assets other than real estate	(25)	138	(23)
Gain on sale of residential loans held for sale	(29,491)	(10,803)	(1,511)
Residential loans originated and held for sale	(1,157,356)	(403,492)	(93,642)
Proceeds from sale of residential loans held for sale	1,100,207	403,583	77,791
Net change in fair value of residential loans held for sale	(1,174)	(1,081)	—
Gain on disposal of and or sale of fixed assets	(26)	(762)	(225)
Gain on disposal of bank property held for sale	(1,408)	(2,675)	(340)
Impairment on bank property held for sale	1,736	2,667	519
Gain on sale of small business administration loans	(5,136)	(3,532)	(775)
Small business administration loans originated for sale	(52,383)	(35,693)	(12,268)
Proceeds from sale of small business administration loans	57,519	39,225	13,043
Gain on sale of deposits	—	(611)	—
Gain on sale of trust department	—	—	(1,224)
Deferred income taxes	24,241	21,511	31,192
Tax deduction in excess of book deduction for stock awards	(999)	(6,149)	(3,007)
Stock based compensation expense	5,149	4,193	4,586
Bank owned life insurance income	(7,801)	(5,976)	(3,293)
Net cash from changes in:
Net changes in accrued interest receivable, prepaid expenses, and other assets	31,028	61,575	(48,145)
Net change in accrued interest payable, accrued expense, and other liabilities	(12,733)	(9,988)	10,625
Net cash provided by operating activities	153,337	193,438	22,757

 (Continued)

CENTERSTATE BANK CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2019, 2018 and 2017

(in thousands of dollars)

	2019	2018	2017
Cash flows from investing activities:
Available for sale debt securities:
Purchases of investment securities	$(5,084)	(40,788)	(56,673)
Purchases of mortgage-backed securities	(465,051)	(539,807)	(444,146)
Proceeds from pay-downs of mortgage-backed securities	301,745	217,862	123,917
Proceeds from sales of investment securities	66,811	58,768	104,260
Proceeds from sales of mortgage-backed securities	160,341	296,884	208,432
Proceeds from called investment securities	10,870	1,210	865
Proceeds from maturities of investment securities	295	61,000	1,000
Held to maturity debt securities:
Purchases of investment securities	—	—	(2,693)
Purchases of mortgage-backed securities	—	—	(1,695)
Proceeds from pay-downs of mortgage-backed securities	12,747	14,232	20,874
Purchases of FHLB, FRB and other stock	(53,073)	(67,115)	(15,919)
Proceeds from sales of FHLB, FRB and other stock	49,427	36,244	5,572
Net increase in loans	(266,141)	(363,401)	(286,110)
Purchase of bank owned life insurance	—	—	(30,000)
Purchases of premises and equipment, net	(23,814)	(24,025)	(10,289)
Proceeds from sale of repossessed real estate	9,345	12,591	6,811
Proceeds from sale of premises and equipment, net	92	2,661	556
Proceeds from sale of bank property held for sale	18,748	16,001	7,437
Net cash from bank acquisitions	268,504	229,689	86,530
Net cash provided by (used in) investing activities	85,762	(87,994)	(281,271)
Cash flows from financing activities:
Net increase in deposits	176,161	97,083	180,744
Sale of deposits	—	25,341	—
Net increase in securities sold under agreement to repurchase	16,536	5,339	18,084
Net increase (decrease) in federal funds purchased	84,833	(37,130)	69,504
Net (decrease) increase in in other borrowings	(200,000)	(77,920)	40,268
Net decrease in payable to shareholders for acquisitions	(63)	(217)	(89)
Termination of corporate debentures	—	(9,000)	—
Stock options exercised	3,101	14,707	6,715
Proceeds from stock offering, net of offering costs	—	—	63,262
Stock repurchased	(132,077)	(1,027)	(1,131)
Dividends paid	(52,400)	(35,906)	(13,878)
Purchase of noncontrolling interest	(11,400)	—	—
Cash distribution paid to noncontrolling interest	(1,065)	—	—
Net cash (used in) provided by financing activities	(116,374)	(18,730)	363,479

Net cash increase in cash and cash equivalents	122,725	86,714	104,965
Cash and cash equivalents, beginning of period	367,333	280,619	175,654
Cash and cash equivalents, end of period	$490,058	$367,333	$280,619

Supplemental noncash disclosures:
Transfer of loans to other real estate owned	$10,620	$4,661	$3,108
Transfers of bank property to held for sale	6,450	4,302	4,534
New operating right-of-use assets	39,205	—	—

Cash paid during the period for:
Interest	$101,946	$48,450	$17,493
Income taxes	42,553	16,624	17,818

See accompanying Notes to the Consolidated Financial Statements

CENTERSTATE BANK CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

December 31, 2019, 2018 and 2017

(1)	Summary of Significant Accounting Policies

(a)	Nature of operations and principles of consolidation

The Consolidated Financial Statements of CenterState Bank Corporation (the “Company”) include the accounts of the Company, and its wholly owned subsidiaries CenterState Bank, N.A., R4ALL, Inc. and CSFL Insurance Corp. All significant intercompany accounts and transactions have been eliminated in consolidation.

At December 31, 2019, the Company, through its subsidiary bank, operated as a community bank headquartered in the state of Florida, providing traditional retail, commercial, mortgage, wealth management and SBA services throughout its Florida, Georgia and Alabama branch network and customer relationships in neighboring states. The Company’s primary deposit products are checking, savings and term certificate accounts, and its primary lending products include commercial real estate loans, residential real estate loans, commercial loans and consumer loans. Substantially all loans are secured by commercial real estate, residential real estate, business assets or consumer assets. There are no significant concentrations of loans to any one industry or customer. However, the customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the area. The Company also provides correspondent banking and capital markets services to over 650 community banks nationwide. The Bank also owns CBI, which in turn owns Corporate Billing, a transaction-based finance company headquartered in Decatur, Alabama that provides factoring, invoicing, collection and accounts receivable management services to transportation companies and automotive parts and services providers throughout the United States and Canada.

R4ALL, Inc. is a non-bank subsidiary incorporated during the third quarter of 2009. The primary purpose of this subsidiary is to purchase, hold, and dispose of troubled assets acquired from the Company’s subsidiary bank.

CSFL Insurance Corp. is a non-bank subsidiary incorporated during the fourth quarter of 2015. The primary purpose of this subsidiary is to function as a captive insurance subsidiary pursuant to Section 831(b) of the U.S. Tax Code. National Commerce Risk Management, Inc., which was a captive insurance subsidiary pursuant to Section 831(b) of the U.S. Tax Code acquired from the NCOM transaction, was dissolved in December 2019.

The following is a description of the basis of presentation and the significant accounting and reporting policies, which the Company follows in preparing and presenting its Consolidated Financial Statements.

(b)	Use of estimates

To prepare financial statements in conformity with U.S. generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided. Significant items subject to estimates and assumptions include allowance for loan losses, fair values of financial instruments, useful life of intangibles and valuation of goodwill, fair value estimates of stock-based compensation, fair value estimates of OREO, and deferred tax assets. Actual results could differ from these estimates.

(c)	Cash flow reporting

For purposes of the statement of cash flows, the Company considers cash and due from banks, federal funds sold, money market and non-interest bearing deposits in other banks with a purchased maturity of three months or less to be cash equivalents. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, federal funds purchased, repurchase agreements, proceeds from capital offering and other borrowed funds.

(d)	Interest bearing deposits in other financial institutions

Interest bearing deposits in other financial institutions mature within one year and are carried at cost and are included in Cash and Due From Banks in the Consolidated Balance Sheets.

(e)	Trading securities

The Company engages in trading activities for its own account. Securities that are held principally for resale in the near term are recorded at fair value with changes in fair value included in earnings. Interest is included in net interest income.

(f)	Investment Debt Securities

Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities not classified as held to maturity or trading are classified as available for sale. Debt securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

Interest income includes amortization of purchase premium or discount. Premiums on securities are amortized to the earliest call date. Discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Securities are evaluated for other-than-temporary impairment (“OTTI”) on at least an annual basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement; and 2) other-than-temporary impairment related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.

(g)	Bond commissions revenue recognition

Bond sales transactions and related revenue and expenses are recorded on a settlement date basis. The effect on the financial statements of using the settlement date basis rather than the trade date basis is not material.

(h)	Loans held for sale

Mortgage loans originated and intended for sale in the secondary market are carried at fair value with changes in fair value recognized in current period earning. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

Mortgage loans held for sale are generally sold with servicing rights released. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the related loan sold.

(i)	Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balance net of purchase premiums and discounts, deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. The recorded investment in a loan excludes accrued interest receivable, deferred fees, and deferred costs because they are not considered material.

A loan is considered a troubled debt restructured loan based on individual facts and circumstances. A modification may include either an increase or reduction in interest rate or deferral of principal payments or both. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings. The Company classifies troubled debt restructured loans as impaired and evaluates the need for an allowance for loan losses on a loan-by-loan basis. An allowance for loan losses is based on either the present value of estimated future cash flows or the estimated fair value of the underlying collateral. Loans retain their accruing or non-accruing status at the time of modification.

Loan origination fees and the incremental direct cost of loan origination, are deferred and recognized in interest income without anticipating prepayments over the contractual life of the loans. If the loan is prepaid, the remaining unamortized fees and costs are charged or credited to interest income. Amortization ceases for non-accrual loans.

A loan is moved to non-accrual status in accordance with the Company’s policy typically after 90 days of non-payment, or less than 90 days of non-payment if management determines that the full timely collection of principal and interest becomes doubtful, excluding factored receivables. For CBI’s factored receivables, which are commercial trade credits rather than promissory notes, the Company’s practice, in most cases, is to charge-off unpaid recourse receivables when they become 90 days past due from the invoice due date and the non-recourse receivables when they become 120 days past due from the statement billing date. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Non-accrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. Single family home loans, consumer loans and smaller commercial, land, development and construction loans (less than $500) are monitored by payment history, and as such, past due payments is generally the triggering mechanism to determine non-accrual status. Larger (greater than $500) commercial, land, development and construction loans are monitored on a loan level basis, and therefore in these cases it is more likely that a loan may be placed on non-accrual status before it becomes 90 days past due.

All interest accrued but not received for loans placed on non-accrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. Non real estate consumer loans are typically charged off no later than 120 days past due.

The Company, considering current information and events regarding the borrower’s ability to repay their obligations, considers a loan to be impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, the secondary market value of the loan, or the fair value of the collateral for collateral dependent loans. Interest income on impaired loans is recognized in accordance with the Company’s non-accrual policy. Impaired loans are written down to the extent that principal is judged to be uncollectible and, in the case of impaired collateral dependent loans where repayment is expected to be provided solely by the underlying collateral and there is no other available and reliable sources of repayment, are written down to the lower of cost or collateral value less estimated selling costs. Impairment losses are included in the allowance for loan losses. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

(j)	Purchased credit-impaired loans

As a part of business acquisitions, the Company acquires loans, some of which have shown evidence of credit deterioration since origination. These purchased credit-impaired (“PCI”) loans were determined to be credit impaired based on specific risk characteristics of the loan, including, but not limited to loans on non-accrual status, loans with insufficient cash flow, past due loans, high loan-to-value ratios, loans in process of foreclosure, or any TDR with loss potential. The Company, as a purchaser, is permitted to aggregate credit impaired loans acquired in the same fiscal quarter into one or more pools, provided that the loans have common risk characteristics. A pool is then accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. For the loan portfolios acquired, the Company aggregated the commercial, consumer, and residential loans into pools of loans with common risk characteristics for each institution acquired. These acquired loans were recorded at the acquisition date fair value, and after acquisition, losses are recognized through the allowance for loan losses. The Company estimates the amount and timing of expected cash flows for each acquired loan pool and the expected cash flows in excess of the amount paid is recorded as interest income over the remaining life of the loan pools.

As frequently as quarterly or as long as annually, the Company updates the amount of loan principal and interest cash flows expected to be collected, incorporating assumptions regarding default rates, loss severities, the amounts and timing of prepayments and other factors that are reflective of current market conditions. Probable decreases in expected loan principal cash flows trigger the recognition of impairment, which is measured as the present value of the expected principal loss plus any related foregone interest cash flows discounted at the pool’s effective interest rate. Impairments that occur after the acquisition date are recognized through provision for loan losses. Probable and significant increases in expected principal cash flows would first reverse any previously recorded allowance for loan losses; any remaining increases are recognized prospectively as interest income over the life of the pool. The impacts of (i) prepayments, (ii) changes in variable interest rates, and (iii) any other changes in the timing of expected cash flows are recognized prospectively as adjustments to interest income over the life of the pool. Disposals of loans, which may include sales of loans, receipt of payments in full by the borrower, or foreclosure, result in removal of the loan from the purchased credit impaired portfolio.

(k)	Concentration of credit risk

Most of the Company’s business activity is with customers located within Southeastern United States largely in Florida, Alabama and Georgia. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy and the real estate market within Southeast.

(l)	Allowance for loan losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired. The general component covers loans that are not individually classified as impaired and is based on historical loss experience adjusted for current factors.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans, for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Commercial, commercial real estate, land, acquisition and development, and construction loans over $500 are individually evaluated for impairment. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures. Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses. The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent two years. The portfolio segments identified by the Company are residential loans, commercial real estate loans, construction and land development loans, commercial and industrial and consumer and other. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; volume and severity of adversely classified or graded loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.

The Company segregates and evaluates its loan portfolio through the five portfolio segments: residential real estate, commercial real estate, land/ land development/construction, commercial and consumer/other.

Residential real estate loans are a mixture of fixed rate and adjustable rate residential mortgage loans, including first mortgages, second mortgages or home equity lines of credit. As a policy, the Company holds adjustable rate loans and sells a portion of its fixed rate loan originations into the secondary market. Changes in interest rates or market conditions may impact a borrower’s ability to meet contractual principal and interest payments. Residential real estate loans are secured by real property.

Commercial real estate loans include loans secured by office buildings, warehouses, retail stores and other property located in or near our markets. These loans are originated based on the borrower’s ability to service the debt and secondarily based on the fair value of the underlying collateral.

Land/land development/construction loans include residential and commercial real estate loans and include a mixture of owner occupied and non-owner occupied. The majority of the loans in this category are land related, either undeveloped land, land held for development, residential building lots and commercial building lots. Generally the terms are three to five years, with a potential for renewal at maturity.

Commercial loans consist of small-to medium-sized businesses including professional associations, medical services, retail trade, transportation, wholesale trade, manufacturing and tourism. Commercial loans are derived from our market areas and underwritten based on the borrower’s ability to service debt from the business’s underlying cash flows. As a general practice, we obtain collateral such as inventory, accounts receivable, equipment or other assets although such loans may be uncollateralized but guaranteed.

Consumer and other loans include automobiles, boats, mobile homes without land, or uncollateralized but personally guaranteed loans. These loans are originated based primarily on credit scores, debt-to-income ratios and loan-to-value ratios.

The Company evaluates the loans acquired from the Gulfstream, First Southern, Community Bank, First National, Platinum, Gateway, HCBF, Sunshine and NCOM acquisitions that were not PCI loans as individual loan portfolio segments. The Company considered the levels of and trends in non-performing loans, past-due loans, adverse loan grade classification changes, historical loss rates, environmental factors and impaired loans in arriving at its estimate. The general loan loss allowance recorded for these performing loans acquired from Gulfstream is allocated between the five portfolio segments described above in Note 5.

(m)	Transfer of financial assets

Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

(n)	Other repossessed real estate owned

Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed. Repossessed real estate is included in other repossessed real estate owned and other repossessed assets other than real estate is included in Prepaid Expenses and Other Assets in the Consolidated Balance Sheets.

(o)	Premises and equipment

Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets. Buildings are depreciated over a 39 year period, and furniture, fixtures and equipment are depreciated over their related useful life (3 to 15 years). Leasehold improvements are depreciated over the shorter of their useful lives or the term of the lease. Major renewals and betterments of property are capitalized; maintenance, repairs, and minor renewals and betterments are expensed in the period incurred. Upon retirement or other disposition of the asset, the asset cost and related accumulated depreciation are removed from the accounts, and gains or losses are included in income.

(p)	Software costs

Costs of software developed for internal use, such as those related to software licenses, programming, testing, configuration, direct materials and integration, are capitalized and included in premises and equipment. Included in the capitalized costs are those costs related to both our personnel and third party consultants involved in the software development and installation. Once placed in service, the capitalized asset is amortized on a straight-line basis over its estimated useful life, generally three to five years. Capitalized costs of software developed for internal use are reviewed periodically for impairment.

(q)	Federal Home Loan Bank (FHLB), Federal Reserve Bank (FRB) and other stock

The Company’s subsidiary bank is a member of the FHLB and FRB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB, FRB and other stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

(r)	Bank owned life insurance (BOLI)

The Company, through its subsidiary bank, has purchased life insurance policies on certain key executives or acquired through various bank acquisitions. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

(s)	Goodwill and other intangible assets

Goodwill resulting from business combinations prior to January 1, 2009 represents the excess of the purchase price over the fair value of the net assets of businesses acquired. Goodwill resulting from business combinations after January 1, 2009, is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any noncontrolling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually. The Company has selected November 30 as the date to perform the annual impairment test. Intangible assets with definite useful lives are amortized over their estimated useful lives to their estimated residual values. Goodwill is the only intangible asset with an indefinite life on the Company’s balance sheet.

The core deposit intangibles are intangible assets arising from either whole bank acquisitions or branch acquisitions. They are initially measured at fair value and then amortized over a ten-year period on an accelerated basis using the projected decay rates of the underlying core deposits.

As a part of normal business operations, the Company originates residential mortgage loans that have been pre-approved by secondary investors.  The terms of the loans are set by the secondary investors, and the purchase price that the investor will pay for the loan is agreed to prior to the commitment of the loan by the Company.  Generally within three weeks after funding, the loans are transferred to the investor in accordance with the agreed-upon terms.  The Company records gains from the sale of these loans on the settlement date of the sale equal to the difference between the proceeds received and the carrying amount of the loan.  The gain generally represents the portion of the proceeds attributed to servicing release premiums received from the investors and the realization of origination fees received from borrowers which were deferred as part of the carrying amount of the loan.  Between the initial funding of the loans by the Company and the subsequent reimbursement by the investors, the Company carries the loans on its balance sheet at the lower of cost or market. The fair value of the underlying commitment is not material to the Consolidated Financial Statements. The standard structure of mortgage loan sales provides for the Company to retain a portion of the cash flow from the interest payments received on the loan. Fees for servicing loans for investors are based on the outstanding principal balance of the loans serviced and are recognized as income when earned. This cash flow is commonly known as a servicing spread. The servicing spread is recognized as a servicing asset to the extent the spread exceeds adequate compensation for the servicing function and recorded as a component of Other Intangible Assets in the Consolidated Balance Sheets. The fair value of the servicing asset is measured on a recurring basis at the present value of future cash flows using market-based discount assumptions. The future cash flows for each asset are based on their unique characteristics and market-based assumptions for prepayment speeds, default and voluntary prepayments. Adjustments to fair value are recorded as a component of Mortgage Banking Revenue. The value of our servicing portfolio is periodically independently evaluated.

(t)	Loan commitments and related financial instruments

Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

(u)	Stock-based compensation

Compensation cost is recognized for stock options and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards. During 2014 the Company initiated a Long-Term Incentive Plan which included Performance Share Units (“PSUs”). The Monte-Carlo Simulation model was used to estimate fair value of the PSUs at the grant date. Compensation cost is recognized over the required service period, generally defined as the vesting period.

(v)	Income taxes

Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company recognizes interest and/or penalties related to income tax matters in other expenses.

On December 22, 2017, the U.S. federal government enacted a tax bill, H.R1 (“Tax Act”) which reduced the federal corporate tax rates effective January 1, 2018. As a result of this new tax bill, the Company evaluated its deferred tax assets and deferred tax liabilities to account for the future impact of lower corporate tax rates on its deferred tax assets. The reduction in the federal corporate tax rate resulted in a one-time charge to the Company’s 2017 earnings and reduction to its net deferred tax assets. See Note 15 for more details regarding Income Taxes.

(w)	Retirement plans

Employee 401(k) plan expense is the amount of matching contributions. Deferred compensation and supplemental retirement plan expense allocates the benefits over years of service.

(x)	Marketing and advertising costs

Marketing and advertising costs are expensed as incurred.

(y)	Earnings per common share

Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. All outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends are considered participating securities for this calculation. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options, stock warrants and unvested restricted stock awards where shares are not issued until vested. Earnings and dividends per share are restated for all stock splits and stock dividends through the date of issuance of the financial statements.

(z)	Comprehensive income

Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale and unrealized holding gains and losses on interest rate swaps, which are also recognized as separate components of shareholders’ equity.

(aa)	Loss contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

(ab)	Restrictions on cash

Cash on hand or on deposit with the Federal Reserve Bank is generally required to meet regulatory reserve and clearing requirements. Cash is required to be pledged as collateral to the third party dealers for the interest rate swap derivatives.

(ac)	Dividend restriction

Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to shareholders.

(ad)	Fair value of financial instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

(ae)	Segment reporting

The Company’s correspondent banking and capital markets division represents a distinct reportable segment which differs from the Company’s primary business of commercial and retail banking in Florida, Georgia and Alabama. Accordingly, a reconciliation of reportable segment revenues, expenses and profit to the Company’s consolidated total has been presented in Note 25.

(af)	Derivatives

The Company enters into interest rate swaps in order to provide commercial loan clients the ability to swap from fixed to variable interest rates.  Under these agreements, the Company enters into a fixed-rate loan with a client in addition to a swap agreement.  This swap agreement effectively converts the client’s fixed rate loan into a variable rate.  The Company then enters into a matching swap agreement with a third party dealer in order to offset its exposure on the customer swap. The Company does not use derivatives for trading purposes. The derivative transactions are considered instruments with no hedging designation, otherwise known as stand-alone derivatives. Changes in the fair value of the derivatives are reported currently in earnings.

(ag)	Reclassifications

Some items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior years’ net income or shareholders’ equity.

(ah)	Effect of new pronouncements

In February 2016, the FASB issued ASU No. 2016-02, "Leases." Under this guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases): 1) a lease liability, which is the present value of a lessee's obligation to make lease payments, and 2) a right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. Lessor accounting under the new guidance remains largely unchanged as it is substantially equivalent to existing guidance for sales-type leases, direct financing leases, and operating leases. Leveraged leases have been eliminated, although lessors can continue to account for existing leveraged leases using the current accounting guidance. Other limited changes were made to align lessor accounting with the lessee accounting model and the new revenue recognition standard. All entities will classify leases to determine how to recognize lease-related revenue and expense. Quantitative and qualitative disclosures will be required by lessees and lessors to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The intention is to require enough information to supplement the amounts recorded in the financial statements so that users can understand more about the nature of an entity’s leasing activities. ASU No. 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018; early adoption is permitted. All entities are required to use a modified retrospective approach for leases. Management is electing the effective date method of the modified retrospective transition approach. Under the effective date method, all lease accounting transitions to ASC 842 as of January 1, 2019 through a one-time recognition of previously off-balance sheet leases as well as a one-time offset to retained earnings for measurement differences. Under the effective date transition approach, all comparative periods presented prior to January 1, 2019 will remain in accordance with legacy lease accounting of ASC 840. The adoption of this standard on January 1, 2019 resulted in the recognition of right-of-use lease assets of $20,311 and lease liabilities of $22,795 on the Company’s Consolidated Balance Sheets. The one-time transition reduced retained earnings by $1,093.

In June 2016, the FASB issued ASU No. 2016-13, “Measurement of Credit Losses on Financial Instruments.” This ASU significantly changes how entities will measure credit losses for most financial assets and certain other instruments that aren’t measured at fair value through net income. In issuing the standard, the FASB is responding to criticism that today’s guidance delays recognition of credit losses. The standard will replace today’s “incurred loss” approach with an “expected loss” model. The new model, referred to as the current expected credit loss (“CECL”) model, will apply to: (1) financial assets subject to credit losses and measured at amortized cost, and (2) certain off-balance sheet credit exposures. This includes, but is not limited to, loans, leases, held-to-maturity securities, loan commitments, and financial guarantees. The CECL model does not apply to available for sale (“AFS”) debt securities. For AFS debt securities with unrealized losses, entities will measure credit losses in a manner similar to what they do today, except that the losses will be recognized as allowances rather than reductions in the amortized cost of the securities. As a result, entities will recognize improvements to estimated credit losses immediately in earnings rather than as interest income over time, as they do today. The ASU also simplifies the accounting model for purchased credit-impaired debt securities and loans. ASU 2016-13 also expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for loan and lease losses. In addition, entities will need to disclose the amortized cost balance for each class of financial asset by credit quality indicator, disaggregated by the year of origination. ASU No. 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2019; early adoption is permitted for interim and annual reporting periods beginning after December 15, 2018. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (i.e., modified retrospective approach). The Company formed a CECL committee to assist with the implementation process. It selected a third-party vendor to assist with the allowance for credit loss methodology as well as advisory services related to the implementation of the amendments of ASU 2016-13. Management decided on a discounted cash flow model, worked on internal controls and built a qualitative framework. Effective January 1, 2020, the Company adopted ASU Topic 326. Based on the most recent analysis, we expect the allowance to loans ratio to increase by approximately 55 bps to 70 bps, which equates to a $65 to $84 million increase to the allowance, as a result of the adoption of CECL. This increase includes the reclassification of the credit mark on PCD loans from loan discount to ACL. Excluding the reclassification of the credit mark on PCD loans, the increase to the allowance is estimated to be $48 to $67 million. In addition, the Company estimates a reserve for potential losses on unfunded commitments to be in the range of $5 to $10 million, which will be recorded as a liability. Based on these ranges, the impact to retained earnings, net of deferred taxes, for the increase in ACL, reserve for the unfunded commitments and expected credit losses on debt securities is estimated to be in the range of $40 to $58 million. The estimates on the potential impact of the adoption of CECL on the Company’s financial statements are based on ongoing analyses, current expectations and forecasted economic conditions. These estimates are contingent upon continued refinement of assumptions, methodologies and judgments, which the Company will finalize in the first quarter 2020. The standard will add new disclosures starting with the March 31, 2020 10Q related to factors that influenced management’s estimate, including current expected credit losses, the changes in those factors, and reasons for the changes as well as the method applied to revert to historical credit loss experience.

In January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment,” to simplify how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. In computing the implied fair value of goodwill under Step 2, an entity had to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, under the amendments in this update, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. FASB also eliminated the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. Therefore, the same impairment assessment applies to all reporting units. An entity is required to disclose the amount of goodwill allocated to each reporting unit with a zero or negative carrying amount of net assets. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The amendments in this update become effective for annual periods and interim periods within those annual periods beginning after December 15, 2019. The Company is currently evaluating the impact of adopting the new guidance on the Consolidated Financial Statements, but it is not expected to have a material impact.

In June 2018, the FASB issued ASU No. 2018-07, “Compensation – Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting,” to include share based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The amendments in this update become effective for annual periods and interim periods within those annual periods beginning after December 15, 2018 but no earlier than an entity’s adoption date of Topic 606. The Company evaluated the impact of adopting the new guidance on the Consolidated Financial Statements, but it does not have a material impact.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820) - Changes to the Disclosure Requirements for Fair Value Measurement,” to modify the disclosure requirements on fair value measurements in Topic 820 based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The following disclosure requirements were removed from Topic 820: (1) the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy; (2) the policy for timing of transfers between levels; (3) the valuation processes for Level 3 fair value measurements; and (4) for nonpublic entities, the changes in unrealized gains and losses for the period included in earnings for recurring Level 3 fair value measurements held at the end of the reporting period. The following disclosure requirements were modified in Topic 820: (1) in lieu of a rollforward for Level 3 fair value measurements, a nonpublic entity is required to disclose transfers into and out of Level 3 of the fair value hierarchy and purchases and issues of Level 3 assets and liabilities; (2) for investments in certain entities that calculate net asset value, an entity is required to disclose the timing of liquidation of an investee’s assets and the date when restrictions from redemption might lapse only if the investee has communicated the timing to the entity or announced the timing publicly; and (3) the amendments clarify that the measurement uncertainty disclosure is to communicate information about the uncertainty in measurement as of the reporting date. The following disclosure requirements were added to Topic 820: (1) the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period; (2) the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. For certain unobservable inputs, an entity may disclose other quantitative information (such as the median or arithmetic average) in lieu of the weighted average if the entity determines that other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted upon issuance of this update. An entity is permitted to early adopt any removed or modified disclosures upon issuance of this update and delay adoption of the additional disclosures until their effective date. The Company is currently evaluating the impact of adopting the new guidance on the Consolidated Financial Statements, but it is not expected to have a material impact.

(2)	Trading Securities

Realized and unrealized gains and losses are included in trading securities revenue, a component of non-interest income. Securities purchased for this portfolio have primarily been municipal securities.

A list of the activity in this portfolio for 2019 and 2018 is summarized below.

	2019	2018
Beginning balance	$1,737	$6,777
Purchases	194,799	254,555
Proceeds from sales	(191,648)	(259,652)
Net realized gain on sales	96	20
Net unrealized gains	3	37
Ending balance	$4,987	$1,737

(3)	Investment Debt Securities

Available for Sale Debt Securities

All of the mortgage-backed securities (“MBS”) listed below are residential FNMA, FHLMC, and GNMA MBSs.

The fair value of available for sale securities and the related gross unrealized gains and losses recognized in accumulated other comprehensive income (loss) were as follows:

	December 31, 2019
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Corporate debt securities	$5,504	$153	$—	$5,657
Obligations of U.S. government sponsored entities and agencies	20,000	—	70	19,930
Mortgage-backed securities	1,742,221	26,403	1,382	1,767,242
Municipal securities	88,301	5,594	—	93,895
Total available for sale debt securities	$1,856,026	$32,150	$1,452	$1,886,724

	December 31, 2018
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Corporate debt securities	$6,265	$162	$—	$6,427
Obligations of U.S. government sponsored entities and agencies	38,794	7	933	37,868
Mortgage-backed securities	1,623,906	3,792	33,423	1,594,275
Municipal securities	88,415	698	335	88,778
Total available for sale debt securities	$1,757,380	$4,659	$34,691	$1,727,348

The cost of securities sold is determined using the specific identification method. The securities sold during the second quarter of 2019 were collateralized loan obligation securities (“CLOs”) acquired through the NCOM acquisition. The CLOs were marked to fair value at acquisition and subsequently sold resulting in a loss of $5. The securities sold during the first quarter of 2018 include some securities acquired through the acquisitions of Sunshine and Harbor on January 1, 2018. These acquired securities were marked to fair value and subsequently sold after the acquisition date, and no gain or loss was recognized from the sale of these securities. Total sales of available for sale securities were as follows:

	2019	2018	2017
Proceeds	$227,152	$355,652	$312,692
Gross gains	1,132	68	740
Gross losses	1,107	90	747

The tax provisions related to these net realized gains and losses were $6, $(6) and $(3), respectively.

Available for sale debt securities pledged at December 31, 2019 and 2018 had a carrying amount (estimated fair value) of $1,195,664 and $961,721, respectively. These securities were pledged primarily to secure public deposits and repurchase agreements. In addition, the amount at December 31, 2019 includes $361,127 of securities pledged to the third party dealers and clearinghouse exchanges for the Company’s cash flow hedge interest rate swaps. At year-end 2019 and 2018, there were no holdings of available for sale securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of shareholders’ equity.

The fair value and amortized cost of available for sale debt securities at year end 2019 by contractual maturity were as follows. Mortgage-backed securities are not due at a single maturity date and are shown separately.

	Fair	Amortized
Investment securities available for sale:	Value	Cost
Due in one year or less	$2,216	$2,193
Due after one year through five years	4,098	3,973
Due after five years through ten years	35,872	35,206
Due after ten years through thirty years	77,296	72,433
Mortgage-backed securities	1,767,242	1,742,221
Total available for sale debt securities	$1,886,724	$1,856,026

The following tables show the Company’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time the individual securities have been in a continuous unrealized loss position, at December 31, 2019 and 2018.

	December 31, 2019
	Less than 12 months		12 months or more		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
Obligations of U.S. government sponsored entities and agencies	$19,930	$70	$—	$—	$19,930	$70
Mortgage-backed securities	125,249	388	117,903	994	243,152	1,382
Total temporarily impaired available for sale debt securities	$145,179	$458	$117,903	$994	$263,082	$1,452

	December 31, 2018
	Less than 12 months		12 months or more		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
Obligations of U.S. government sponsored entities and agencies	$25,104	$332	$9,398	$601	$34,502	$933
Mortgage-backed securities	647,923	10,782	635,172	22,641	1,283,095	33,423
Municipal securities	25,031	316	3,381	19	28,412	335
Total temporarily impaired available for sale debt securities	$698,058	$11,430	$647,951	$23,261	$1,346,009	$34,691

Mortgage-backed securities: At December 31, 2019, nearly 100% of the mortgage-backed securities held by the Company were issued by U.S. government-sponsored entities and agencies, primarily Fannie Mae, Freddie Mac, and Ginnie Mae, institutions which the government has affirmed its commitment to support. Because the decline in fair value is attributable to changes in interest rates and illiquidity, and not credit quality, and because the Company does not have the intent to sell these mortgage-backed securities and it is likely that it will not be required to sell the securities before their anticipated recovery, the Company does not consider these securities to be other-than-temporarily impaired at December 31, 2019.

Held to Maturity Debt Securities

The following reflects the fair value of held to maturity securities and the related gross unrecognized gains and losses as of December 31, 2019 and 2018.

	December 31, 2019
		Gross	Gross
	Amortized	Unrecognized	Unrecognized	Fair
	Cost	Gains	Losses	Value
Mortgage-backed securities	$71,560	$456	$29	$71,987
Municipal securities	131,343	5,522	—	136,865
Total held to maturity debt securities	$202,903	$5,978	$29	$208,852

	December 31, 2018
		Gross	Gross
	Amortized	Unrecognized	Unrecognized	Fair
	Cost	Gains	Losses	Value
Mortgage-backed securities	$84,983	$—	$2,462	$82,521
Municipal securities	131,850	799	2,991	129,658
Total held to maturity debt securities	$216,833	$799	$5,453	$212,179

Held to maturity debt securities pledged at December 31, 2019 and 2018 had a carrying amount of $100,582 and $103,710. These securities were pledged primarily to secure public deposits and repurchase agreements.

At year-end 2019 and 2018, there were no holdings of held to maturity securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of shareholders’ equity.

The fair value and amortized cost of held to maturity debt securities at year end 2019 by contractual maturity were as follows. Mortgage-backed securities are not due at a single maturity date and are shown separately.

		Amortized
Investment securities held to maturity	Fair Value	Cost
Due after five years through ten years	$2,064	$2,031
Due after ten years through thirty years	134,801	129,312
Mortgage-backed securities	71,987	71,560
Total held to maturity debt securities	$208,852	$202,903

The following tables show the Company’s held to maturity debt investments’ gross unrecognized losses and fair value, aggregated by investment category and length of time the individual securities have been in a continuous unrecognized loss position, at December 31, 2019 and 2018.

	December 31, 2019
	Less than 12 months		12 months or more		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
Mortgage-backed securities	$—	$—	$8,445	$29	$8,445	$29
Total temporarily impaired held to maturity debt securities	$—	$—	$8,445	$29	$8,445	$29

	December 31, 2018
	Less than 12 months		12 months or more		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
Mortgage-backed securities	$—	$—	$82,521	$2,462	$82,521	$2,462
Municipal securities	22,560	203	47,807	2,788	70,367	2,991
Total temporarily impaired held to maturity debt securities	$22,560	$203	$130,328	$5,250	$152,888	$5,453

Mortgage-backed securities: At December 31, 2019, 100% of the mortgage-backed securities held by the Company were issued by U.S. government-sponsored entities and agencies, primarily Fannie Mae, Freddie Mac, and Ginnie Mae, institutions which the government has affirmed its commitment to support. Because the decline in fair value is attributable to changes in interest rates and illiquidity, and not credit quality, and because the Company does not have the intent to sell these mortgage-backed securities and it is likely that it will not be required to sell the securities before their anticipated recovery, the Company does not consider these securities to be other-than-temporarily impaired at December 31, 2019.

(4)       Loans Held for Sale

The Company accounts for the loans held for sale under the fair value option with changes in fair value recognized in current period earnings. At the date of funding of the loan, the funded amount of the loan, the relative derivative asset or liability of the associated interest rate lock commitment, less direct costs, becomes the initial recorded investment in the loan held for sale. Such amount approximates the fair value of the loan. Net gains from changes in estimated fair value of mortgage loans held for sale were $1,174 and $1,081 at December 31, 2019 and 2018, respectively. The total unpaid principal balances of loans held for sale were $141,627 and $39,318 at December 31, 2019 and 2018, respectively. No loans held for sale at December 31, 2019 and 2018 were past due or on non-accrual.

The table below summarizes the activity in mortgage loans held for sale for the years ended December 31, 2019 and 2018.

	December 31,
	2019	2018
Beginning balance	$40,399	$19,647
Effect from acquisitions	14,588	8,959
Loans originated	1,157,356	403,492
Proceeds from sales	(1,100,207)	(403,583)
Net change in fair value	1,174	1,081
Net realized gain on sales	29,491	10,803
Ending balance	$142,801	$40,399

As loans are closed, they are typically sold at prices specified in the forward contracts. Gains or losses may arise if the yields of the loans delivered vary from those specified in the forward contracts. Derivative mortgage loan commitments, or interest rate locks, are also utilized and relate to the origination of a mortgage that will be held for sale upon funding. The Company began utilizing these derivative financial instruments on its loans held for sale in 2018 to manage interest rate risk and not for speculative purposes. The table below summarizes the main components of Mortgage Banking Revenue as reported in the Company’s Consolidated Statements of Income and Comprehensive Income during the years ended December 31, 2019 and 2018.

	2019	2018
Servicing fees and commissions	$358	$196
Gain on sale of loans held for sale	29,491	10,803
Unrealized gain on loans held for sale	1,174	1,081
Net gain on mortgage derivatives	494	614
Loss on mortgage hedge	(1,731)	(46)
Loss on mortgage servicing assets	(233)	(38)
Mortgage banking revenue	$29,553	$12,610

The table below summarizes the notional amounts for interest rate lock commitments, best efforts forward trades and MBS forward trades pertaining to loans held for sale at December 31, 2019 and 2018.

	Notional at
	December 31, 2019	December 31, 2018
Interest rate lock commitments	$125,409	$49,545
Best efforts forward trades	123,638	61,865
MBS forward trades	119,500	30,000
Total derivative instruments	$368,547	$141,410

Mortgage banking derivatives, which are included in Other Assets and Other Liabilities on the Company’s Consolidated Balance Sheets, used in the ordinary course of business consist of forward sales contracts and interest rate lock commitments on residential mortgage loans. Forward sales contracts represent future commitments to deliver loans at a specified price and by a specified date and are used to manage interest rate risk on loan commitments and mortgage loans held for sale. Rate lock commitments represent commitments to fund loans at a specific rate and by a specified expiration date. These derivatives involve underlying items, such as interest rates, and are designed to mitigate risk. Notional amounts are amounts on which calculations and payments are based, but which do not represent credit exposure, as credit exposure is limited to the amounts required to be received or paid.

(5)	Loans

The following table sets forth information concerning the loan portfolio by collateral types as of December 31, 2019 and 2018 are:

	December 31, 2019	December 31, 2018
Loans excluding PCI loans
Real estate loans
Residential	$2,512,544	$1,702,114
Commercial	6,325,108	4,454,098
Land, development and construction	999,923	635,562
Total real estate	9,837,575	6,791,774
Commercial, industrial & factored receivables	1,759,074	1,183,380
Consumer and other loans	247,307	203,686
Loans before unearned fees and deferred cost	11,843,956	8,178,840
Net unearned fees and costs	4,519	2,693
Total loans excluding PCI loans	11,848,475	8,181,533
PCI loans (note 1)
Real estate loans
Residential	45,795	58,804
Commercial	81,576	87,336
Land, development and construction	4,655	7,028
Total real estate	132,026	153,168
Commercial and industrial	3,342	5,594
Consumer and other loans	100	209
Total PCI loans	135,468	158,971
Total loans	11,983,943	8,340,504
Allowance for loan losses for loans that are not PCI loans	(40,429)	(39,579)
Allowance for loan losses for PCI loans	(226)	(191)
Total loans, net of allowance for loan losses	$11,943,288	$8,300,734

note 1: Purchased credit-impaired (“PCI”) loans are being accounted for pursuant to ASC Topic 310-30.

The following tables present the activity in the allowance for loan losses by portfolio segment for the years ended December 31, 2019, 2018 and 2017.

	Real Estate Loans			Comm.,
	Residential	Commercial	Land, Develop., Constr.	Industrial & Factored Receivables	Consumer & Other	Total
Allowance for loan losses for loans that are not PCI loans:
Twelve-month ended December 31, 2019
Beginning of the period	$5,518	$22,978	$1,781	$6,414	$2,888	$39,579
Charge-offs	(721)	(567)	(42)	(9,545)	(3,182)	(14,057)
Recoveries	710	1,057	85	1,934	571	4,357
Provision for loan losses	(1,250)	(4,916)	495	12,479	3,742	10,550
Balance at end of period	$4,257	$18,552	$2,319	$11,282	$4,019	$40,429

Twelve-month ended December 31, 2018
Beginning of the period	$6,003	$19,304	$1,179	$4,130	$1,914	$32,530
Charge-offs	(516)	(13)	(126)	(1,474)	(1,706)	(3,835)
Recoveries	1,027	679	39	360	327	2,432
Provision for loan losses	(996)	3,008	689	3,398	2,353	8,452
Balance at end of period	$5,518	$22,978	$1,781	$6,414	$2,888	$39,579

Twelve-month ended December 31, 2017
Beginning of the period	$5,640	$14,713	$883	$3,785	$1,548	$26,569
Charge-offs	(254)	(74)	—	(677)	(994)	(1,999)
Recoveries	950	662	596	334	217	2,759
Provision for loan losses	(333)	4,003	(300)	688	1,143	5,201
Balance at end of period	$6,003	$19,304	$1,179	$4,130	$1,914	$32,530

	Real Estate Loans			Comm.,
	Residential	Commercial	Land, Develop., Constr.	Industrial & Factored Receivables	Consumer & Other	Total
Allowance for loan losses for loans that are PCI loans:
Twelve-month ended December 31, 2019
Beginning of the period	$—	$—	$177	$—	$14	$191
Charge-offs	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—
Provision for loan losses	—	—	—	—	35	35
Balance at end of period	$—	$—	$177	$—	$49	$226

Twelve-month ended December 31, 2018
Beginning of the period	$—	$59	$222	$—	$14	$295
Charge-offs	—	—	—	(10)	—	(10)
Recoveries	—	—	—	75	—	75
Provision for loan losses	—	(59)	(45)	(65)	—	(169)
Balance at end of period	$—	$—	$177	$—	$14	$191

Twelve-month ended December 31, 2017
Beginning of the period	$54	$92	$312	$—	$14	$472
Charge-offs	—	—	—	—	—	—
Recoveries	—	66	—	—	—	66
Provision for loan losses	(54)	(99)	(90)	—	—	(243)
Balance at end of period	$—	$59	$222	$—	$14	$295

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2019 and 2018. Accrued interest receivable and unearned fees/costs are not included in the recorded investment because they are not material.

	Real Estate Loans			Comm.,
	Residential	Commercial	Land, Develop., Constr.	Industrial & Factored Receivables	Consumer & Other	Total
As of December 31, 2019
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$588	$375	$—	$914	$1	$1,878
Collectively evaluated for impairment	3,669	18,177	2,319	10,368	4,018	38,551
Purchased credit impaired	—	—	177	—	49	226
Total ending allowance balance	$4,257	$18,552	$2,496	$11,282	$4,068	$40,655

Loans:
Individually evaluated for impairment	$6,475	$11,445	$865	$7,232	$123	$26,140
Collectively evaluated for impairment	2,506,069	6,313,663	999,058	1,751,842	247,184	11,817,816
Purchased credit impaired	45,795	81,576	4,655	3,342	100	135,468
Total ending loan balances	$2,558,339	$6,406,684	$1,004,578	$1,762,416	$247,407	$11,979,424

	Real Estate Loans
	Residential	Commercial	Land, Develop., Constr.	Comm. & Industrial	Consumer & Other	Total
As of December 31, 2018
Allowance for loan losses:
Ending allowance balance attributable to loans:
Individually evaluated for impairment	$331	$250	$—	$1,034	$1	$1,616
Collectively evaluated for impairment	5,187	22,728	1,781	5,380	2,887	37,963
Purchased credit impaired	—	—	177	—	14	191
Total ending allowance balance	$5,518	$22,978	$1,958	$6,414	$2,902	$39,770

Loans:
Individually evaluated for impairment	$6,234	$7,496	$117	$1,708	$145	$15,700
Collectively evaluated for impairment	1,695,880	4,446,602	635,445	1,181,672	203,541	8,163,140
Purchased credit impaired	58,804	87,336	7,028	5,594	209	158,971
Total ending loan balances	$1,760,918	$4,541,434	$642,590	$1,188,974	$203,895	$8,337,811

The following is a summary of information regarding impaired loans at December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Performing TDRs (these are not included in nonperforming loans ("NPLs"))	$8,012	$8,475
Nonperforming TDRs (these are included in NPLs)	4,512	1,002
Total TDRs (these are included in impaired loans)	12,524	9,477
Impaired loans that are not TDRs	13,616	6,223
Total impaired loans	$26,140	$15,700

Troubled Debt Restructurings:

In certain circumstances, it may be beneficial to modify or restructure the terms of a loan (i.e. troubled debt restructure or “TDR”) and work with the borrower for the benefit of both parties, versus forcing the property into foreclosure and having to dispose of it in an unfavorable real estate market. When the Company modifies the terms of a loan, it usually either reduces the monthly payment and/or interest rate for generally twelve to twenty-four months. The Company has not forgiven any material principal amounts on any loan modifications to date. The Company has $12,524 of TDRs. Of this amount $8,012 are performing pursuant to their modified terms, and $4,512 are not performing and have been placed on non-accrual status and included in our non-performing loans (“NPLs”).

TDRs as of December 31, 2019 and 2018 quantified by loan type classified separately as accrual (performing loans) and non-accrual (non-performing loans) are presented in the table below.

	Accruing	Non-Accrual	Total
As of December 31, 2019
Real estate loans:
Residential	$4,862	$1,147	$6,009
Commercial	1,706	—	1,706
Land, development, construction	175	—	175
Total real estate loans	6,743	1,147	7,890
Commercial and industrial	1,146	3,365	4,511
Consumer and other	123	—	123
Total TDRs	$8,012	$4,512	$12,524

	Accruing	Non-Accrual	Total
As of December 31, 2018
Real estate loans:
Residential	$5,848	$386	$6,234
Commercial	1,837	566	2,403
Land, development, construction	77	41	118
Total real estate loans	7,762	993	8,755
Commercial and industrial	577	—	577
Consumer and other	136	9	145
Total TDRs	$8,475	$1,002	$9,477

The Company’s policy is to return non-accrual TDR loans to accrual status when all the principal and interest amounts contractually due, pursuant to its modified terms, are brought current and future payments are reasonably assured. The Company’s policy also considers the payment history of the borrower, but is not dependent upon a specific number of payments. The Company recorded a provision for loan loss expense of $970, $77 and $265 and partial charge offs of $702, $44 and $72 on TDR loans during the periods ending December 31, 2019, 2018 and 2017, respectively.

Loans are modified to minimize loan losses when management believes the modification will improve the borrower’s financial condition and ability to repay the loan. The Company typically does not forgive principal. The Company generally either reduces interest rates or decreases monthly payments for a temporary period of time and those reductions of cash flows are capitalized into the loan balance. The Company may also extend maturities, convert balloon loans to longer term amortizing loans, or vice versa, or change interest rates between variable and fixed rate. Each borrower and situation is unique and management tries to accommodate the borrower and minimize the Company’s potential losses. Approximately 64% of the Company’s TDRs are current pursuant to their modified terms, and $4,512, or approximately 36% of the Company’s total TDRs are not performing pursuant to their modified terms. There does not appear to be any significant difference in success rates with one type of concession versus another.

Loans modified as TDRs during the twelve-month periods ending December 31, 2019, 2018 and 2017 were $5,228, $1,830, and $2,258. The Company recorded a loan loss provision of $911, $9 and $14 for loans modified during the twelve-month periods ending December 31, 2019, 2018 and 2017.

The following table presents loans by class modified as TDRs for which there was a payment default within twelve months following the modification during the years ending December 31, 2019, 2018 and 2017.

	Period ending		Period ending		Period ending
	December 31, 2019		December 31, 2018		December 31, 2017
	Number	Recorded	Number	Recorded	Number	Recorded
	of loans	investment	of loans	investment	of loans	investment
Residential	—	$—	—	$—	—	$—
Commercial real estate	—	—	1	433	1	177
Land, development, construction	—	—	1	49	—	—
Commercial and industrial	—	—	—	—	—	—
Consumer and other	—	—	—	—	—	—
Total	—	$—	2	$482	1	$177

The Company recorded no provision for loan loss expense or partial charge offs during the years ending December 31, 2019 and 2018 on TDR loans that subsequently defaulted as described above. The Company recorded $8 in provision for loan loss expense and $8 in partial charge offs during the year ending December 31, 2017 on TDR loans that subsequently defaulted as described above.

The Company has allocated $494 and $334 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2019 and 2018. The Company has not committed to lend additional amounts to customers with outstanding loans that are classified as troubled debt restructurings.

The following tables present loans individually evaluated for impairment by class of loans as of December 31, 2019 and 2018 excluding purchased credit-impaired loans accounted for pursuant to ASC Topic 310-30. The recorded investment is less than the unpaid principal balance primarily due to partial charge-offs.

	Unpaid principal balance	Recorded investment	Allowance for loan losses allocated
As of December 31, 2019
With no related allowance recorded:
Residential real estate	$2,894	$2,744	$—
Commercial real estate	11,031	10,015	—
Land, development, construction	886	865	—
Commercial and industrial	5,522	4,820	—
Consumer, other	99	98	—

With an allowance recorded:
Residential real estate	3,920	3,731	588
Commercial real estate	1,438	1,430	375
Land, development, construction	—	—	—
Commercial and industrial	2,486	2,412	914
Consumer, other	31	25	1
Total	$28,307	$26,140	$1,878

	Unpaid principal balance	Recorded investment	Allowance for loan losses allocated
As of December 31, 2018
With no related allowance recorded:
Residential real estate	$3,608	$3,485	$—
Commercial real estate	6,447	5,906	—
Land, development, construction	144	117	—
Commercial and industrial	364	353	—
Consumer, other	109	108	—

With an allowance recorded:
Residential real estate	2,897	2,749	331
Commercial real estate	1,593	1,590	250
Land, development, construction	—	—	—
Commercial and industrial	1,378	1,355	1,034
Consumer, other	53	37	1
Total	$16,593	$15,700	$1,616

	Average of impaired loans	Interest income recognized during impairment	Cash basis interest income recognized
December 31, 2019
Real estate loans:
Residential	$6,153	$233	$—
Commercial	9,420	102	—
Land, development, construction	216	8	—
Total real estate loans	15,789	343	—

Commercial and industrial	5,446	59	—
Consumer and other loans	126	8	—
Total	$21,361	$410	$—

	Average of impaired loans	Interest income recognized during impairment	Cash basis interest income recognized
December, 31, 2018
Real estate loans:
Residential	$7,492	$308	$—
Commercial	7,876	104	—
Land, development, construction	588	8	—
Total real estate loans	15,956	420	—

Commercial and industrial	2,081	33	—
Consumer and other loans	174	8	—
Total	$18,211	$461	$—

	Average of impaired loans	Interest income recognized during impairment	Cash basis interest income recognized
December, 31, 2017
Real estate loans:
Residential	$7,731	$267	$—
Commercial	8,956	145	—
Land, development, construction	432	18	—
Total real estate loans	17,119	430	—

Commercial and industrial	1,968	29	—
Consumer and other loans	240	10	—
Total	$19,327	$469	$—

The following tables present the recorded investment in non-accrual loans and loans past due over 90 days still on accrual by class of loans as of December 31, 2019 and 2018 excluding purchased credit-impaired loans accounted for pursuant to ASC Topic 310-30:

	Non-accrual	Loans Past Due Over 90 Days Still Accruing
As of December 31, 2019
Residential real estate	$13,455	$—
Commercial real estate	12,141	—
Land, development, construction	2,516	—
Comm., industrial & factored receivables	7,884	1,692
Consumer, other	920	—
Total	$36,916	$1,692

	Non-accrual	Loans Past Due Over 90 Days Still Accruing
As of December 31, 2018
Residential real estate	$11,488	$—
Commercial real estate	8,445	—
Land, development, construction	795	—
Commercial and industrial	2,274	—
Consumer, other	565	—
Total	$23,567	$—

The following tables present the aging of the recorded investment in past due loans as of December 31, 2019 and 2018, excluding purchased credit-impaired loans accounted for pursuant to ASC Topic 310-30:

	Accruing Loans
	Total	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Loans Not Past Due	Nonaccrual Loans
As of December 31, 2019
Residential real estate	$2,512,544	$7,601	$5,928	$—	$13,529	$2,485,560	$13,455
Commercial real estate	6,325,108	7,554	2,577	—	10,131	6,302,836	12,141
Land, development, construction	999,923	1,343	2,349	—	3,692	993,715	2,516
Comm., industrial & factored receivables	1,759,074	14,924	12,465	1,692	29,081	1,722,109	7,884
Consumer	247,307	1,663	907	—	2,570	243,817	920
	$11,843,956	$33,085	$24,226	$1,692	$59,003	$11,748,037	$36,916

	Accruing Loans
	Total	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Loans Not Past Due	Nonaccrual Loans
As of December 31, 2018
Residential real estate	$1,702,114	$5,730	$5,631	$—	$11,360	$1,679,266	$11,488
Commercial real estate	4,454,098	10,840	4,607	—	15,446	4,430,207	8,445
Land, development, construction	635,562	661	4,022	—	4,683	630,084	795
Comm. & industrial	1,183,380	2,803	878	—	3,681	1,177,425	2,274
Consumer	203,686	1,061	271	—	1,332	201,789	565
	$8,178,840	$21,094	$15,408	$—	$36,502	$8,118,771	$23,567

Credit Quality Indicators:

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis is performed on at least an annual basis. The Company uses the following definitions for risk ratings:

Special Mention: Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard: Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful: Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. As of December 31, 2019 and 2018, and based on the most recent analysis performed, the risk category of loans by class of loans, excluding purchased credit-impaired loans accounted for pursuant to ASC Topic 310-30, is presented below.

	As of December 31, 2019
Loan Category	Pass	Special Mention	Substandard	Doubtful
Residential real estate	$2,455,752	$31,189	$25,603	$—
Commercial real estate	6,151,309	118,412	55,387	—
Land, development, construction	989,860	6,418	3,645	—
Comm., industrial & factored receivables	1,705,862	35,070	18,142	—
Consumer	245,905	160	1,242	—
Total	$11,548,688	$191,249	$104,019	$—

	As of December 31, 2018
Loan Category	Pass	Special Mention	Substandard	Doubtful
Residential real estate	$1,633,810	$41,522	$26,782	$—
Commercial real estate	4,246,687	160,981	46,430	—
Land, development, construction	610,631	20,586	4,345	—
Comm. & industrial	1,137,272	40,836	5,272	—
Consumer	202,701	247	738	—
Total	$7,831,100	$264,172	$83,568	$—

The Company considers the performance of the loan portfolio and its impact on the allowance for loan losses. For residential and consumer loan classes, the Company also evaluates credit quality based on the aging status of the loan, which was previously presented, and by payment activity. The following table presents the recorded investment in residential and consumer loans, excluding purchased credit-impaired loans accounted for pursuant to ASC Topic 310-30, based on payment activity as of December 31, 2019 and 2018:

	Residential	Consumer
As of December 31, 2019
Performing	$2,499,089	$246,387
Nonperforming	13,455	920
Total	$2,512,544	$247,307

	Residential	Consumer
As of December 31, 2018
Performing	$1,690,626	$203,121
Nonperforming	11,488	565
Total	$1,702,114	$203,686

Purchased Credit-Impaired (“PCI”) Loans:

Income is recognized on PCI loans pursuant to ASC Topic 310-30. A portion of the fair value discount has been ascribed as an accretable yield that is accreted into interest income over the estimated remaining life of the loans. The remaining non-accretable difference represents cash flows not expected to be collected.

The table below summarizes the total contractually required principal and interest cash payments, management’s estimate of expected total cash payments and carrying value of the loans as of December 31, 2019, 2018 and 2017. Contractually required principal and interest payments have been adjusted for estimated prepayments.

	December 31,
	2019	2018	2017
Contractually required principal and interest	$244,189	$267,815	$248,283
Non-accretable difference	(46,271)	(38,602)	(13,183)
Cash flows expected to be collected	197,918	229,213	235,100
Accretable yield	(62,450)	(70,242)	(70,942)
Carrying value of acquired loans	135,468	158,971	164,158
Allowance for loan losses	(226)	(191)	(295)
Carrying value less allowance for loan losses	$135,242	$158,780	$163,863

The Company recorded $35, ($169) and ($243) in loan loss provision expense (recovery) on PCI loans during the years ending December 31, 2019, 2018 and 2017, respectively. The Company adjusted its estimates of future expected losses, cash flows and renewal assumptions during the current year. These adjustments resulted in an increase in expected cash flows and accretable yield, and a decrease in the non-accretable difference. The Company reclassified approximately $18,450, $22,469 and $4,707 from non-accretable difference to accretable yield during the twelve-month periods ending December 31, 2019, 2018 and 2017, respectively, to reflect the adjusted estimates of future expected cash flows.

The Company recognized approximately $33,766 of accretion income during the twelve-month period ending December 31, 2019. The table below summarizes the changes in total contractually required principal and interest cash payments, management’s estimate of expected total cash payments and carrying value of the loans during the periods ending December 31, 2019, 2018 and 2017.

		Effect of	Income	All Other
	Dec. 31, 2018	Acquisitions	Accretion	Adjustments	Dec. 31, 2019
Contractually required principal and interest	$267,815	$51,527	$—	$(75,153)	$244,189
Non-accretable difference	(38,602)	(29,187)	—	21,518	(46,271)
Cash flows expected to be collected	229,213	22,340	—	(53,635)	197,918
Accretable yield	(70,242)	(3,724)	33,766	(22,250)	(62,450)
Carry value of acquired loans	$158,971	$18,616	$33,766	$(75,885)	$135,468

		Effect of	Income	All Other
	Dec. 31, 2017	Acquisitions	Accretion	Adjustments	Dec. 31, 2018
Contractually required principal and interest	$248,283	$122,392	$—	$(102,860)	$267,815
Non-accretable difference	(13,183)	(58,927)	—	33,508	(38,602)
Cash flows expected to be collected	235,100	63,465	—	(69,352)	229,213
Accretable yield	(70,942)	(7,770)	35,944	(27,474)	(70,242)
Carry value of acquired loans	$164,158	$55,695	$35,944	$(96,826)	$158,971

		Effect of	Income	All Other
	Dec. 31, 2016	Acquisitions	Accretion	Adjustments	Dec. 31, 2017
Contractually required principal and interest	$297,821	$31,334	$—	$(80,872)	$248,283
Non-accretable difference	(18,372)	(7,104)	—	12,293	(13,183)
Cash flows expected to be collected	279,449	24,230	—	(68,579)	235,100
Accretable yield	(93,525)	(4,185)	32,388	(5,620)	(70,942)
Carry value of acquired loans	$185,924	$20,045	$32,388	$(74,199)	$164,158

(6)	Other real estate owned

Other real estate owned is real estate acquired through or instead of loan foreclosure. Activity in the valuation allowance was as follows:

	2019	2018	2017
Beginning of year	$404	$861	$869
Valuation write down of OREO	395	482	682
Sales and/or dispositions	(284)	(939)	(690)
End of year	$515	$404	$861

Expenses related to foreclosed real estate include:

	2019	2018	2017
Gain on sale of OREO	$(428)	$(1,933)	$(876)
Valuation write down of repossessed real estate	395	482	682
Operating expenses, net of rental income	3,221	2,815	2,252
Total	$3,188	$1,364	$2,058

(7)	Fair value

Generally accepted accounting principles establish a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The fair values of available for sale debt securities are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs). The fair values of corporate debt securities are calculated using market indicators such as broker quotes (Level 2).

The fair values of trading securities are determined as follows: (1) for those securities that have traded prior to the date of the consolidated balance sheet but have not settled (date of sale) until after such date, the sales price is used as the fair value; and, (2) for those securities which have not traded as of the date of the consolidated balance sheet, the fair value was determined by broker price indications of similar or same securities.

The Company has the rights to service a portfolio of Fannie Mae ("FNMA") and other loans sold on a servicing retained basis. The fair value of mortgage servicing assets are measured when the loan is sold and subsequently measured at fair value on a recurring basis. Management uses a model operated and maintained by a third party to calculate the present value of future cash flows using the third party's market-based assumptions. The future cash flows for each asset are based on the asset's unique characteristics and the third party's market-based assumptions for prepayment speeds, default and voluntary prepayments (Level 2). Adjustments to fair value are recorded as a component of Mortgage Banking Revenue in the Consolidated Statements of Income and Comprehensive Income.

Effective January 1, 2018, the Company elected to account for mortgage loans held for sale under the fair value option with changes in fair value recognized in current period earnings. These loans are intended for sale and the Company believes that the fair value is the best indicator of the resolution of these loans (Level 2). In conjunction with the fair value election on loans held for sale, Mortgage banking uses derivative forward sales contracts and interest rate lock commitments on residential mortgage loans. Fair values of these mortgage derivatives are estimated based on changes in market prices for mortgage forward trades and mortgage interest rates (Level 2) and estimated pull through percentages from the date the interest on the loan is locked (Level 3).

The Company has the rights to service a portfolio of Fannie Mae ("FNMA"), Freddie Mac (“FHLMC”) and other government guaranteed loans sold on a servicing retained basis. Mortgage servicing assets are measured at fair value when the loan is sold and subsequently measured at fair value on a recurring basis utilizing Level 2 inputs. Management uses a model operated and maintained by a third party to calculate the present value of future cash flows using the third party's market-based assumptions. The future cash flows for each asset are based on the asset's unique characteristics and the third party's market-based assumptions for prepayment speeds, default and voluntary prepayments. Adjustments to fair value are recorded as a component of Mortgage Banking Revenue in the Consolidated Statements of Income and Comprehensive Income.

The fair value of interest rate swap derivatives is based on valuation models using observable market data as of the measurement date (Level 2). The derivatives are traded in an over-the-counter market where quoted market prices are not always available. Therefore, fair values of derivatives are determined using quantitative models that utilize multiple market inputs. The inputs will vary based on the type of derivative, but could include interest rates, prices and indices to generate continuous yield or pricing curves, prepayment rates, and volatility factors to value the position. The majority of market inputs are actively quoted and can be validated through external sources, including brokers, market transactions and third-party pricing services.

The fair value of impaired loans with specific valuation allowance for loan losses and other real estate owned is based on recent real estate appraisals. For residential real estate impaired loans and other real estate owned, appraised values are based on the comparative sales approach. For commercial and commercial real estate impaired loans and other real estate owned, appraisers may use either a single valuation approach or a combination of approaches such as comparative sales, cost or the income approach. A significant unobservable input in the income approach is the estimated income capitalization rate for a given piece of collateral. At December 31, 2019, the range of capitalization rates utilized to determine the fair value of the underlying collateral ranged from 8% to 13%. Adjustments to comparable sales may be made by the appraiser to reflect local market conditions or other economic factors and may result in changes in the fair value of a given asset over time. As such, the fair value of impaired loans and other real estate owned are considered a Level 3 in the fair value hierarchy.

Assets and liabilities measured at fair value on a recurring basis are summarized below.

		Fair value measurements using
		Quoted prices	Significant
		in active	other	Significant
		markets for	observable	unobservable
	Carrying	identical assets	inputs	inputs
	value	(Level 1)	(Level 2)	(Level 3)
at December 31,2019
Assets:
Trading securities	$4,987	$—	$4,987	$—
Available for sale debt securities
Corporate debt securities	5,657	—	5,657	—
Obligations of U.S. government sponsored entities and agencies	19,930	—	19,930	—
Mortgage-backed securities	1,767,242	—	1,767,242	—
Municipal securities	93,895	—	93,895	—
Loans held for sale	142,801	—	142,801	—
Mortgage servicing assets	1,332	—	1,332	—
Mortgage banking derivatives	1,761	—	14	1,747
Interest rate swap derivatives	273,068	—	273,068	—

Liabilities:
Mortgage banking derivatives	305	—	288	17
Interest rate swap derivatives	275,033	—	275,033	—

at December 31,2018
Assets:
Trading securities	$1,737	$—	$1,737	$—
Available for sale debt securities
Corporate debt securities	6,427	—	6,427	—
Obligations of U.S. government sponsored entities and agencies	37,868	—	37,868	—
Mortgage-backed securities	1,594,275	—	1,594,275	—
Municipal securities	88,778	—	88,778	—
Loans held for sale	40,399	—	40,399	—
Mortgage servicing assets	1,565	—	1,565	—
Mortgage banking derivatives	783	—	—	783
Interest rate swap derivatives	92,475	—	92,475	—

Liabilities:
Mortgage banking derivatives	169	—	164	5
Interest rate swap derivatives	92,892	—	92,892	—

Assets and liabilities measured at fair value on a non-recurring basis are summarized below.

		Fair value measurements using
		Quoted prices	Significant
		in active	other	Significant
		markets for	observable	unobservable
	Carrying	identical assets	inputs	inputs
	value	(Level 1)	(Level 2)	(Level 3)
at December 31,2019
Assets:
Impaired loans
Residential real estate	$2,213	$—	$—	$2,213
Commercial real estate	8,177	—	—	8,177
Land, land development and construction	847	—	—	847
Commercial	5,564	—	—	5,564
Consumer	47	—	—	47
Other real estate owned
Commercial real estate	2,129	—	—	2,129
Land, land development and construction	340	—	—	340
Bank property held for sale	4,160	—	—	4,160

at December 31,2018
Assets:
Impaired loans
Residential real estate	$1,811	$—	$—	$1,811
Commercial real estate	5,614	—	—	5,614
Land, land development and construction	90	—	—	90
Commercial	1,274	—	—	1,274
Consumer	40	—	—	40
Other real estate owned
Land, land development and construction	867	—	—	867
Bank property held for sale	5,805	—	—	5,805

Impaired loans measured at fair value had a recorded investment of $18,556 with a valuation allowance of $1,708 at December 31, 2019, and a recorded investment of $8,829, with a valuation allowance of $1,463, at December 31, 2018. The Company recorded a provision for loan loss expense of $2,739 and $1,363 on these loans during the years ending 2019 and 2018, respectively.

Other real estate owned had a decline in fair value of $395 and $482 during the twelve-month periods ending December 31, 2019 and 2018, respectively. Changes in fair value were recorded directly as an adjustment to current earnings through non-interest expense.

Bank property held for sale represents certain branch office buildings which the Company has closed and consolidated with other existing branches or acquired through various acquisitions. The real estate was transferred out of the Bank Premises and Equipment category into Bank Property Held for Sale at the lower of amortized cost or fair value less estimated costs to sell. The fair values were based upon appraisals. The Company recorded an impairment charge of $1,736 and $2,667 during the twelve month periods ending December 31, 2019 and 2018 related to bank properties held for sale.

Fair Value of Financial Instruments:

The methods and assumptions, not previously presented, used to estimate fair value are described as follows:

Cash and Cash Equivalents: The carrying amounts of cash and cash equivalents approximate fair values and are classified as Level 1.

FHLB, FRB and other stock: It is not practical to determine the fair value of FHLB, FRB and other stock due to restrictions placed on their transferability.

Investment securities held to maturity: The fair values of securities held to maturity are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

Loans, net: For performing loans, the fair value is determined based on a discounted cash flow analysis (income approach). The discounted cash flow was based on contractual maturity of the loan and market indications of rates, prepayment speeds, defaults and credit risk resulting in Level 3 classification. For non-performing loans, the fair value is determined based on the estimated values of the underlying collateral or individual analysis of receipts (asset approach) resulting in Level 3 classification.

Accrued Interest Receivable: The carrying amount of accrued interest receivable approximates fair value and classified as Level 2 for accrued interest receivable related to investment securities and Level 3 for accrued interest receivable related to loans.

Deposits: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, savings, and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount) resulting in Level 1 classification. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flows calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

Other Borrowings: The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other borrowings, approximate their fair values resulting in a Level 2 classification.

Corporate and Subordinated Debentures: The fair values of the Company’s corporate and subordinated debentures are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 3 classification.

Accrued Interest Payable: The carrying amount of accrued interest payable approximates fair value resulting in a Level 2 classification.

Off-balance Sheet Instruments: The fair value of off-balance-sheet items is not considered material.

The following table presents the carry amounts and estimated fair values of the Company’s financial instruments:

		Fair value measurements
	Carrying amount	Level 1	Level 2	Level 3	Total
at December 31,2019
Financial assets:
Cash and cash equivalents	$490,058	$490,058	$—	$—	$490,058
Trading securities	4,987	—	4,987	—	4,987
Available for sale debt securities	1,886,724	—	1,886,724	—	1,886,724
Held to maturity debt securities	202,903	—	208,852	—	208,852
Loans held for sale	142,801	—	142,801	—	142,801
Loans, net	11,943,288	—	—	11,925,693	11,925,693
Mortgage servicing assets	1,332	—	1,332	—	1,332
Mortgage banking derivatives	1,761	—	14	1,747	1,761
Interest rate swap derivatives	273,068	—	273,068	—	273,068
Accrued interest receivable	40,945	—	7,547	33,398	40,945

Financial liabilities:
Deposits - without stated maturities	$10,879,837	$10,879,837	$—	$—	$10,879,837
Deposits - with stated maturities	2,256,555	—	2,271,497	—	2,271,497
Securities sold under agreement to repurchase	93,141	—	93,141	—	93,141
Federal funds purchased and other borrowings	540,193	—	540,193	—	540,193
Corporate and subordinated debentures	71,343	—	—	66,964	66,964
Mortgage banking derivatives	305	—	288	17	305
Interest rate swap derivatives	275,033	—	275,033	—	275,033
Accrued interest payable	3,998	—	3,998	—	3,998

		Fair value measurements
	Carrying amount	Level 1	Level 2	Level 3	Total
at December 31,2018
Financial assets:
Cash and cash equivalents	$367,333	$367,333	$—	$—	$367,333
Trading securities	1,737	—	1,737	—	1,737
Available for sale debt securities	1,727,348	—	1,727,348	—	1,727,348
Held to maturity debt securities	216,833	—	212,179	—	212,179
Loans held for sale	40,399	—	40,399	—	40,399
Loans, net	8,300,734	—	—	8,342,220	8,342,220
Mortgage servicing assets	1,565	—	1,565	—	1,565
Mortgage banking derivatives	783	—	—	783	783
Interest rate swap derivatives	92,475	—	92,475	—	92,475
Accrued interest receivable	33,143	—	8,355	24,788	33,143

Financial liabilities:
Deposits - without stated maturities	$7,655,376	$7,655,376	$—	$—	$7,655,376
Deposits - with stated maturities	1,821,960	—	1,827,299	—	1,827,299
Securities sold under agreement to repurchase	57,772	—	57,772	—	57,772
Federal funds purchased and other borrowings	655,360	—	655,360	—	655,360
Corporate debentures	32,415	—	—	28,621	28,621
Mortgage banking derivatives	169	—	164	5	169
Interest rate swap derivatives	92,892	—	92,892	—	92,892
Accrued interest payable	2,627	—	2,627	—	2,627

(8)	Bank Premises and Equipment

A summary of bank premises and equipment as of December 31, 2019 and 2018 is as follows:

	December 31,
	2019	2018
Land	$89,973	$72,487
Land improvements	1,560	1,381
Buildings	174,344	130,424
Leasehold improvements	19,076	13,655
Furniture, fixtures and equipment	68,148	45,056
Construction in progress	10,821	15,491
Subtotal	363,922	278,494
Less: accumulated depreciation	67,216	51,040
Total	$296,706	$227,454

Rent expense, net of rental income, for the years ended December 31, 2019, 2018 and 2017, was $7,307, $5,642 and $2,996, respectively, and is included in Occupancy Expense in the accompanying Consolidated Statements of Income and Comprehensive Income. Rental income for the years ended December 31, 2019, 2018 and 2017, was $1,792, $1,183, and $930, respectively, and is included in Occupancy Expense.

(9)	Goodwill and Intangible Assets

Goodwill

Goodwill was a result of whole bank acquisitions, all within the Company’s commercial and retail banking segment. The change in balance for goodwill during the December 31, 2019, 2018 and 2017 is as follows:

	2019	2018	2017
Beginning of year	$802,880	$257,683	$106,028
Acquired goodwill	401,537	545,197	151,655
Impairment	—	—	—
End of year	$1,204,417	$802,880	$257,683

The Company performed a step 1 annual impairment analysis of the goodwill recorded at the commercial and retail banking (“Bank”) reporting unit as of November 30, 2019. Step 1 includes the determination of the carrying value of the reporting unit, including the existing goodwill and intangible assets, and estimating the fair value of the reporting unit. The carrying amount of the reporting unit did not exceed its fair value resulting in no impairment.

Core Deposit and Trust Intangible Assets

Intangible assets consist of core deposit intangibles (“CDI”) which are from either whole bank or branch acquisitions. Acquired CDI are initially measured at fair value and then amortized over a ten-year period on an accelerated basis using the projected decay rates of the underlying core deposits in the case of CDI. The Company sold its trust department resulting in the disposal of its related trust intangible asset in 2017.

The change in balance for the CDI and Trust intangible assets during the years 2019, 2018 and 2017 is as follows:

	2019	2018	2017
Beginning of year	$66,225	$24,063	$16,209
Acquired CDI	39,900	51,945	12,424
Amortization expense on CDI and Trust	(14,968)	(9,783)	(3,997)
Disposal of Trust intangible asset	—	—	(573)
End of year	$91,157	$66,225	$24,063

CDI intangible assets for years ended December 31, 2019 and 2018 were as follows:

	December 31, 2019		December 31, 2018
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
Amortized intangible assets:
Core deposit intangibles	$133,864	$42,707	$93,964	$27,739
Total acquired intangibles	$133,864	$42,707	$93,964	$27,739

Estimated amortization expense for each of the next five years:

CDI
2020	$14,423
2021	12,438
2022	11,083
2023	10,688
2024	9,928

Mortgage and Small Business Administration Servicing Assets

Mortgage servicing assets (“MSA”) and small business administration (“SBA”) servicing assets are either originated by the Company’s commercial and retail banking business or obtained from whole bank acquisitions. The Company acquired a total of $1,581 SBA servicing assets through its acquisition of NCOM on April 1, 2019, and a total of $1,828 MSA and SBA servicing assets through its acquisition of Charter on September 1, 2018. As these servicing rights were acquired at fair value as of acquisition date, no impairment charge has currently been assessed on these assets.

Mortgage Servicing Assets

Activity for MSA and the related valuation allowance follows:

	2019	2018
Beginning of year	$1,565	$—
Effect from acquisitions	—	1,602
Changes in fair value	(233)	(37)
End of year	$1,332	$1,565

Fair value at year-end 2019 was determined using discount rates ranging from 0.4% to 1.1%, prepayment speeds ranging from 6.7% to 13.1%, depending on the stratification of the specific right, and a weighted average default rate of 0.6%.

Small Business Administration Servicing Assets

During the year ended December 31, 2019, the Company acquired $1,581 of SBA loans serviced for others in the acquisition of NCOM. During the year ended December 31, 2018, the Company acquired $226 of SBA loans serviced for others in the acquisition of Charter (see Note 26 “Business Combinations”, for further information). The Company had a total of $52,705, and $35,779 at December 31, 2019 and 2018, respectively of SBA loans sold with servicing assets retained. The Company recorded $1,062 and $235 of amortization on the SBA servicing assets during the years ended December 31, 2019 and 2018, respectively. As the SBA servicing assets from the NCOM and Charter acquisitions were assumed at fair value on April 1, 2019 and on September 1, 2018, no impairment charge has currently been assessed on these assets. SBA servicing assets totaled $3,175 and $1,388 at December 31, 2019 and 2018, respectively.

The risk inherent in SBA servicing assets includes prepayments at different rates than anticipated or resolution of loans at dates not consistent with the estimated expected lives. These events would cause the value of the SBA servicing assets to decline at a faster or slower rate than originally anticipated.

Activity for SBA servicing assets is as follows:

	2019	2018
Beginning of year	$1,388	$551
Additions	1,268	846
Effect from acquisitions	1,581	226
Amortized to expense	(1,062)	(235)
End of year	$3,175	$1,388

(10)	Deposits

A detail of deposits at December 31, 2019 and 2018 is as follows:

	December 31,
		Weighted		Weighted
		Average		Average
		Interest		Interest
	2019	Rate	2018	Rate
Non-interest bearing deposits	$3,929,183	—%	$2,923,640	—%
Interest bearing deposits:
Interest bearing demand deposits	2,613,933	0.4%	1,811,006	0.3%
Savings deposits	811,150	0.3%	704,159	0.1%
Money market accounts	3,525,571	1.0%	2,216,571	0.9%
Time deposits less than $100,000	966,040	1.7%	871,043	1.6%
Time deposits of $100,000 or greater	1,290,515	1.9%	950,917	1.6%
	$13,136,392	0.7%	$9,477,336	0.6%

The following table presents the amount of certificate accounts at December 31, 2019, maturing during the periods reflected below:

Year	Amount
2020	$1,896,281
2021	216,494
2022	64,737
2023	46,607
2024	31,559
Thereafter	877
Total	$2,256,555

Time deposits that meet or exceed the FDIC insurance limit of $250 at year-end 2019 and 2018 were $647,490 and $397,369, respectively. Total brokered deposits were $323,392 and $328,718 at year-end 2019 and 2018, respectively.

(11)	Securities Sold Under Agreements to Repurchase

The Company’s subsidiary bank enters into borrowing arrangements with its retail business customers by agreements to repurchase (“repurchase agreements”) under which the bank pledges investment securities owned and under its control as collateral against the one-day borrowing arrangement.

At December 31, 2019 and 2018, the Company had $93,141 and $57,772 in repurchase agreements. Repurchase agreements are secured by obligations of U.S. government agencies and municipal securities with fair values of $131,394 and $64,706 at December 31, 2019 and 2018, respectively. Any risk related to these arrangements, primarily market value changes, is minimized due to the overnight (one-day) maturity and the additional collateral pledged over the borrowed amounts.

The following tables provide additional details as of December 31, 2019 and 2018.

	MBS	Municipal
	Securities	Securities	Total
As of December 31, 2019
Market value of securities pledged	$130,942	$451	$131,394
Borrowings related to pledged amounts	92,953	188	93,141
Market value pledged as a % of borrowings	141%	240%	141%

	MBS	Municipal
	Securities	Securities	Total
As of December 31, 2018
Market value of securities pledged	$64,269	$437	$64,706
Borrowings related to pledged amounts	57,594	178	57,772
Market value pledged as a % of borrowings	112%	246%	112%

Information concerning repurchase agreements is summarized as follows:

	2019	2018	2017
Average daily balance during the year	$73,314	$54,344	$43,850
Average interest rate during the year	1.51%	1.16%	0.56%
Maximum month-end balance during the year	$93,141	$59,751	$52,080
Weighted average interest rate at year end	1.30%	1.66%	0.88%

(12)	Federal Funds Purchased

Federal funds purchased are overnight deposits including deposits from correspondent banks. These borrowings are included in Federal Funds Purchased on the Company’s Consolidated Balance Sheets.

Information concerning these deposits is summarized as follows:

	2019	2018
Average daily balance during the year	$286,179	$250,499
Average interest rate during the period	2.29%	2.02%
Maximum month-end balance during the year	$379,193	$294,360
Weighted average interest rate at year end	1.68%	2.07%

(13)	Federal Home Loan Bank Advances and Other Borrowed Funds

From time to time, the Company borrows either through Federal Home Loan Bank (“FHLB”) advances or one-day borrowings, other than correspondent bank deposits listed in Note 12 above.

At year-end, advances from the FHLB were as follows:

	2019	2018
Fixed rate advances, maturity through 01/28/2019, rates from 2.45% and 2.54%, averaging 2.50%	$—	$200,000
Floating rate advances, rates from 1.87% and 2.65%, as of December 31, 2019 and 2018, respectively	150,000	150,000
Total	$150,000	$350,000

The floating rate FHLB advance listed above for the year-end 2019 has a one-year term maturing on June 18, 2020. The FHLB advances outstanding as of year-end 2018 were daily rate credit lines. These FHLB advances are collateralized by residential and commercial loans under a blanket lien arrangement and investment securities. Based on this collateral, and the Company’s holdings of FHLB stock, the Company is eligible to borrow up to $610,457 at year-end 2019. In addition, the Company had a $160,400 letter of credit issued through the FHLB to support public funds under the Alabama SAFE program.

The Company has $50,000 available in a revolving line of credit, with an interest rate of LIBOR plus 350 basis points (“bps”) and scheduled to mature on April 1, 2021. The Company had no revolving line of credit balance outstanding as of December 31, 2019 and 2018.

On January 1, 2018, the Company acquired all the assets and assumed all the liabilities of Sunshine pursuant to the merger agreement, including Sunshine’s debt obligations. In March 2016, Sunshine accepted subscriptions for and sold, at 100% of their principal amount, an aggregate of $11,000 of subordinated notes (the “Notes”), on a private placement basis, to two accredited investors. The Notes bear interest at a fixed interest rate of 5.00% per year. The Notes have a term of five years, and have a maturity date of April 1, 2021. The Notes are redeemable at the option of the Company, in whole or in part, at any time, without penalty or premium, subject to any required regulatory approvals.

The Federal Home Loan Bank Advances, revolving line of credit and Notes are included in Other Borrowed Funds on the Company’s Consolidated Balance Sheets.

(14)	Corporate and Subordinated Debentures

In September 2003, the Company formed CenterState Banks of Florida Statutory Trust I (the “Trust”) for the purpose of issuing trust preferred securities. On September 22, 2003, the Company issued a floating rate corporate debenture in the amount of $10,000. The Trust used the proceeds from the issuance of a trust preferred security to acquire the corporate debenture. The trust preferred security essentially mirrors the corporate debenture, carrying a cumulative preferred dividend at a variable rate equal to the interest rate on the corporate debenture (three month LIBOR plus 305 basis points (“bps”)). The corporate debenture and the trust preferred security each have 30-year lives. The trust preferred security and the corporate debenture are callable by the Company or the Trust, at their respective option after five years, and sooner in specific events, subject to prior approval by the Federal Reserve, if then required. The Company is not considered the primary beneficiary of this Trust (variable interest entity), therefore the trust is not consolidated in the Company’s financial statements, but rather the subordinated debentures are shown as a liability. The Company’s investment in the common stock of the trust was $310 and is included in Other Assets.

In May 2004, Valrico Bancorp Inc. (“VBI”) formed Valrico Capital Statutory Trust (“Valrico Trust”) for the purpose of issuing trust preferred securities. On September 8, 2004, VBI issued a floating rate corporate debenture in the amount of $2,500. The Trust used the proceeds from the issuance of a trust preferred security to acquire the corporate debenture. On April 2, 2007, the Company acquired all the assets and assumed all the liabilities of VBI pursuant to the merger agreement, including VBI’s corporate debenture and related trust preferred security discussed above. The trust preferred security essentially mirrors the corporate debenture, carrying a cumulative preferred dividend at a variable rate equal to the interest rate on the corporate debenture (three month LIBOR plus 270 bps). The corporate debenture and the trust preferred security each have 30-year lives. The trust preferred security and the corporate debenture are callable by the Company or the Valrico Trust, at their respective option after five years, and sooner in specific events, subject to prior approval by the Federal Reserve, if then required. The Company is not considered the primary beneficiary of this Trust (variable interest entity), therefore the trust is not consolidated in the Company’s financial statements, but rather the subordinated debentures are shown as a liability. The Company’s investment in the common stock of the trust was $77 and is included in other assets.

In September 2003, Federal Trust Corporation (“FTC”) formed Federal Trust Statutory I (“FTC Trust”) for the purpose of issuing trust preferred securities. On September 17, 2003, FTC issued a floating rate corporate debenture in the amount of $5,000. The Trust used the proceeds from the issuance of a trust preferred security to acquire the corporate debenture. In November 2011, the Company acquired certain assets and assumed certain liabilities of FTC from The Hartford Financial Services Group, Inc. (“Hartford”) pursuant to an acquisition agreement, including FTC’s corporate debenture and related trust preferred security issued through FTC’s finance subsidiary FTC Trust. The trust preferred security essentially mirrors the corporate debenture, carrying a cumulative preferred dividend at a variable rate equal to the interest rate on the corporate debenture (three month LIBOR plus 295 bps). The corporate debenture and the trust preferred security each have 30-year lives maturing in 2033. The trust preferred security and the corporate debenture are callable by the Company or the FTC Trust, at their respective option after five years, and sooner in specific events, subject to prior approval by the Federal Reserve, if then required. The Company is not considered the primary beneficiary of this Trust (variable interest entity), therefore the trust is not consolidated in the Company’s financial statements, but rather the subordinated debentures are shown as a liability. The Company’s investment in the common stock of the trust was $155 and is included in other assets.

In December 2006, GBI formed Gulfstream Bancshares Capital Trust II (“GBI Trust II”) for the purpose of issuing trust preferred securities. On December 28, 2006, GBI issued a floating rate corporate debenture in the amount of $3,000. The Trust used the proceeds from the issuance of a trust preferred security to acquire the corporate debenture. The trust preferred security essentially mirrors the corporate debenture, carrying a cumulative preferred dividend at a variable rate equal to the interest rate on the corporate debenture (three month LIBOR plus 170 bps). The rate is subject to change quarterly. The corporate debenture and the trust preferred security each have 30-year lives. The trust preferred security and the corporate debenture are callable by the Company or the GBI Trust II, at their respective option, subject to prior approval by the Federal Reserve, if then required. On January 17, 2014, the Company acquired all the assets and assumed all the liabilities of GBI by merger, including GBI’s corporate debenture and related trust preferred security discussed above.

In July 2006, Hometown formed Homestead Statutory Trust I (“Homestead Trust I”) for the purpose of issuing trust preferred securities. On July 17, 2006, Hometown issued a floating rate corporate debenture in the amount of $16,000. The Trust used the proceeds from the issuance of a trust preferred security to acquire the corporate debenture. The trust preferred security essentially mirrors the corporate debenture, carrying a cumulative preferred dividend at a variable rate equal to the interest rate on the corporate debenture (three month LIBOR plus 165 bps). The rate is subject to change quarterly. The corporate debenture and the trust preferred security each have 30-year lives. The trust preferred security and the corporate debenture are callable by the Company or the GBI Trust II, at their respective option, subject to prior approval by the Federal Reserve, if then required. On March 1, 2016, the Company acquired all the assets and assumed all the liabilities of Hometown by merger, including Hometown’s corporate debenture and related trust preferred security. On March 16, 2016, the Company partially redeemed and terminated $6,000 of Homestead Trust I.

In January 2018, the Company assumed BSA Financial Statutory Trust I (“BSA”) and MRCB Statutory Trust II (“MRCB”) from its acquisition of HCBF. These Trusts were acquired by HCBF in prior acquisitions completed by HCBF. The issued floating rate corporate debentures related to BSA and MRCB were in the amounts of $5,000 and $3,000, respectively. The trust preferred security essentially mirror the corporate debentures, carrying a cumulative preferred dividend at a variable rate equal to the interest rate on the corporate debentures (three month LIBOR plus 155 bps and LIBOR plus 160 bps, respectively). The rates are subject to change quarterly. The corporate debentures and the trust preferred securities each have 30-year lives. The trust preferred securities and the corporate debentures are callable by the Company or the BSA and MRCB trusts, at their respective option, subject to prior approval by the Federal Reserve, if then required. The Company is not considered the primary beneficiary of these trusts (variable interest entities), therefore the trusts are not consolidated in the Company’s financial statements, but rather the subordinated debentures are shown as a liability. The Company’s investments in the common stock of the trusts were $155 and $93, respectively, and are included in Other Assets.

In September 2018, the Company assumed CBS Financial Capital Trust I (“CBS Trust I”) and CBS Financial Capital Trust II (“CBS Trust II”) pursuant to its acquisition of Charter, in the amounts of $4,000 and $5,000, respectively. CBS Trust I and CBS Trust II were subsequently redeemed in December 2018, at par with no gains or losses realized on the termination of debt, with prior approval by the Federal Reserve.

On April 1, 2019, the Company acquired all the assets and assumed all the liabilities of NCOM pursuant to the merger agreement, including NCOM’s debt obligations. On May 19, 2016, NCOM completed the underwritten public offering of $25,000 of its unsecured 6.0% fixed-to-floating rate Notes due June 1, 2026. The Notes bear interest at a fixed rate of 6.0% per year, from, and including, May 19, 2016, to, but excluding, June 1, 2021. On June 1, 2021, the Notes convert to a floating rate equal to three-month LIBOR plus 479 basis points. The Notes may be redeemed by the Company after June 1, 2021. In addition, NCOM, from its Landmark Bancshares, Inc. acquisition, had assumed $13,000 of unsecured 6.5% fixed-to-floating rate Notes due June 30, 2027. The Notes bear interest at a fixed rate of 6.5% per year, to, but excluding, June 30, 2022. On June 30, 2022, the Notes convert to a floating rate equal to three-month LIBOR plus 467 basis points.

As the Company’s total assets exceeded $15 billion during the second quarter of 2019, the Company has treated the above mentioned corporate and subordinated debentures as Tier II capital up to the maximum amount allowed under the Federal Reserve guidelines for federal regulatory purposes.

(15)	Income Taxes

Allocation of federal and state income tax expense between current and deferred portions for the years ended December 31, 2019, 2018 and 2017, is as follows:

	Current	Deferred	Total
December 31, 2019:
Federal	$34,182	$18,510	$52,692
State	9,275	5,731	15,006
	$43,457	$24,241	$67,698
December 31, 2018:
Federal	$14,273	$16,843	$31,116
State	5,240	4,668	9,908
	$19,513	$21,511	$41,024
December 31, 2017:
Federal	$18,243	$29,393	$47,636
State	4,045	1,799	5,844
	$22,288	$31,192	$53,480

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2019 and 2018, are presented below:

	December 31,
	2019	2018
Deferred tax assets:
Allowance for loan losses	$10,178	$10,079
Stock based compensation	2,242	1,701
Deferred compensation	2,782	2,235
Impairment expenses	2,222	1,334
Net operating loss carryforward	19,812	18,313
Other real estate owned expenses	129	177
Fair value adjustments	6,979	17,929
Nonaccrual interest	2,996	2,890
Unrealized loss on interest rate swap	205	—
Unrealized loss on available for sale debt securities	—	7,611
Other	973	—
Total deferred tax assets	48,518	62,269

Deferred tax liabilities:
Premises and equipment, due to differences in
depreciation methods and useful lives	(8,702)	(8,145)
Deferred loan costs, net	(1,131)	(683)
Unrealized gain on available for sale debt securities	(7,685)	—
Investment in pass-through entity	(184)	—
Prepaid expenses	(2,030)	(1,608)
Like kind exchange	—	(197)
Accretion of discounts on investments	—	(67)
Other	—	(107)
Total deferred tax liabilities	(19,732)	(10,807)

Net deferred tax asset	$28,786	$51,462

As a result of the acquisition of First Southern on June 1, 2014, the Company obtained net operating loss carryforwards of approximately $57,375 which are subject to an Internal Revenue Code (“IRC”) Section 382 annual limitation of approximately $6,487 per year. The Company obtained net operating loss carryforwards of approximately $11,526 and $8,763 as a result of the acquisitions of Community and Hometown, respectively, on March 1, 2016 which are also subject to IRC Section 382 limitations of approximately $1,722 and $507, respectively. The Company obtained net operating loss carryforwards of approximately $22,529 and $14,003 as a result of the acquisitions of Sunshine and HCBF, respectively, on January 1, 2018 which are also subject to IRC Section 382 limitations of approximately $3,682 and $1,101, respectively. On April 1, 2019, the Company acquired approximately $35,712 of net operating loss carryforwards pursuant to its acquisition of NCOM, which are subject to IRC Section 382 annual limitations of varying amounts but all are expected to be utilized by December 31, 2026.

At December 31, 2019, total net operating losses approximate $79,204, which includes $24,322 of net operating loss carry forwards generated subsequent to December 31, 2017 by institutions acquired by the Company as noted above. Effective January 1, 2018, net operating losses generated on January 1, 2018 and forward are no longer subject to a 20-year carryforward period and are carried indefinitely until fully utilized. Excluding the net operating losses not subject to expiration, the Company had approximately $54,882 of net operating loss carryforwards at December 31, 2019, which will begin to expire as follows:

2027	$1,318
2028	4,794
2029	7,060
2030	11,960
2031	5,524
2032	6,841
2033	13,350
2035	759
2036	3,276
$54,882

As a result of the enactment of the Tax Act on December 22, 2017, the Company evaluated its deferred tax assets and deferred tax liabilities to account for the future impact of lower corporate tax rates on its deferred tax assets.  The reduction in the federal corporate tax rate resulted in a one-time charge to the Company’s earnings and reduction to its net deferred tax assets of approximately $18,575, which was recorded in 2017. During 2019, the Company recorded a one-time charge to its net deferred tax asset of approximately $987 to reflect a state income tax rate reduction in Florida and Georgia effective January 1, 2019.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. In performing this analysis, the Company considers all evidence currently available, both positive and negative, in determining whether based on the weight of that evidence, it is more likely than not the deferred tax asset will be realized. Based on management’s analysis, it was determined that it is more likely than not that the net deferred tax asset, net of the one-time charge mentioned above, will be realized as of December 31, 2019 and 2018.

The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax of the states of Florida, Georgia, Alabama, California, Colorado, North Carolina and Tennessee. CSFL Insurance Corp. files a tax return in South Carolina. The Company is no longer subject to examination by taxing authorities for the years before 2016. The Company has not recorded any material interest or penalties on its income tax liabilities for the years 2019, 2018 and 2017.

A reconciliation between the actual tax expense and the “expected” tax expense, computed by applying the U.S. federal corporate rate of 21 percent for 2019 and 2018 and 35 percent for 2017 is as follows:

	December 31,
	2019	2018	2017
“Expected” tax expense	$61,550	$41,466	$38,246
Tax exempt interest, net	(3,661)	(3,177)	(4,104)
Bank owned life insurance	(1,834)	(1,167)	(1,251)
State income taxes, net of federal income tax benefits	11,855	7,827	4,077
Stock based compensation	4	17	40
Merger and acquisition related expenses	348	610	1,049
Excess tax benefit from stock based compensation	(838)	(5,095)	(3,007)
Revaluation of net deferred tax asset due to change in federal income tax rate	—	—	18,575
Other, net	274	543	(145)
	$67,698	$41,024	$53,480

(16)	Related-Party Transactions

Loans to principal officers, directors, and their affiliates during 2019 and 2018 were as follows:

	2019	2018
Beginning balance	$48,426	$30,458
New loans and advances on existing loans	1,605	39,183
Repayments	(4,020)	(21,215)
Ending balance	$46,011	$48,426

At December 31, 2019 and 2018 principal officers, directors, and their affiliates had $12,812 and $10,820, respectively, of available lines of credit. Deposits from principal officers, directors, and their affiliates at year-end 2019 and 2018 were approximately $16,198 and $6,739, respectively.

(17)	Regulatory Capital Matters

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. The final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. banks (Basel III rules) became effective for the Company on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. Under these rules, banks are required to maintain a minimum CET1 ratio of 4.5%, a minimum Tier 1 capital to risk-weighted assets of 6%, a total risk-based capital ratio of 8%, and a minimum leverage capital ratio of 4%. In addition, the rules require a capital conservation buffer of up to 2.5% above each of CET1, tier 1, and total risk-based capital which must be met for a bank to be able to pay dividends, engage in share buybacks or make discretionary bonus payments to executive management without restriction. This capital conservation buffer is being phased in over a four-year period starting on January 1, 2016. The capital conservation buffer was 2.5% as of January 1, 2019 and 1.875% in 2018. Fully implemented, a banking organization would need to maintain a CET1 capital ratio of at least 7%, a total Tier 1 capital ratio of at least 8.5% and a total risk-based capital ratio of at least 10.5%. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total capital, Tier I capital and CET1 (as defined in the regulations) to risk-weighted assets. Management believes, as of December 31, 2019, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2019 and 2018, the most recent notifications from the Office of Comptroller of the Currency (“OCC”) categorized the Bank as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized,” the Bank must maintain total risk-based, Tier I risk-based, common equity Tier 1 risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution’s category.

A summary of actual, required, and capital levels necessary for capital adequacy purposes for the Company as of December 31, 2019 and 2018, are presented in the table below. The ratios for capital adequacy purposes do not include capital conservation buffer requirements.

					To be well
					capitalized under
			For capital		prompt corrective
	Actual		adequacy purposes		action provision
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2019
Total capital (to risk weighted assets)	$1,672,911	12.2%	$1,097,448	>8.0%	n/a	n/a
Tier 1 capital (to risk weighted assets)	1,555,756	11.3%	823,086	>6.0%	n/a	n/a
Common equity tier 1 capital (to risk weighted assets)	1,555,756	11.3%	617,315	>4.5%	n/a	n/a
Tier 1 capital (to average assets)	1,555,756	9.7%	638,866	>4.0%	n/a	n/a

December 31, 2018
Total capital (to risk weighted assets)	$1,183,229	12.7%	$745,543	>8.0%	n/a	n/a
Tier 1 capital (to risk weighted assets)	1,143,459	12.3%	559,157	>6.0%	n/a	n/a
Common equity tier 1 capital (to risk weighted assets)	1,104,959	11.9%	419,368	>4.5%	n/a	n/a
Tier 1 capital (to average assets)	1,143,459	10.0%	455,561	>4.0%	n/a	n/a

A summary of actual, required, and capital levels necessary for capital adequacy purposes in the case of the Company’s subsidiary bank as of December 31, 2019 and 2018, are presented in the table below. The ratios for capital adequacy purposes do not include capital conservation buffer requirements.

					To be well
					capitalized under
			For capital		prompt corrective
	Actual		adequacy purposes		action provision
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2019
Total capital (to risk weighted assets)	$1,670,678	12.2%	$1,097,258	>8.0%	$1,371,572	>10.0%
Tier 1 capital (to risk weighted assets)	1,630,026	11.9%	822,943	>6.0%	1,097,258	>8.0%
Common equity tier 1 capital (to risk weighted assets)	1,630,026	11.9%	617,207	>4.5%	891,522	>6.5%
Tier 1 capital (to average assets)	1,630,026	10.2%	638,628	>4.0%	798,285	>5.0%

December 31, 2018
Total capital (to risk weighted assets)	$1,177,082	12.6%	$745,003	>8.0%	$931,254	>10.0%
Tier 1 capital (to risk weighted assets)	1,137,315	12.2%	558,753	>6.0%	745,003	>8.0%
Common equity tier 1 capital (to risk weighted assets)	1,137,315	12.2%	419,064	>4.5%	605,315	>6.5%
Tier 1 capital (to average assets)	1,137,315	10.0%	455,515	>4.0%	569,394	>5.0%

(18)	Dividends and Share Repurchases

The Company declared and paid cash dividends on its common stock of $52,400, $35,906 and $13,878 during the years ended December 31, 2019, 2018 and 2017 respectively. Banking regulations limit the amount of dividends that may be paid by the subsidiary banks to the Company without prior approval of the Bank’s regulatory agency. The Company received a $141,000 and $68,000 dividend from its subsidiary bank in 2019 and 2018, respectively. At December 31, 2019, dividends from the subsidiary bank available to be paid to the Company, without prior approval of the Bank’s regulatory agency, was $177,208, subject to the Bank meeting or exceeding regulatory capital requirements.

In September 2017, the Company’s Board of Directors authorized a repurchase program to acquire up to 3,000,000 shares of its outstanding common stock. In May 2019, the Board of Directors approved and reset the number of shares available to be repurchased under the 2017 stock repurchase program to 6,500,000 and extended the program for a two-year period ending on April 25, 2021. Under the announced stock repurchase program, the Company repurchased 5,733,042 shares at cost of $132,077 during the year ended December 31, 2019 and 38,496 shares at a cost of $1,027 during the year ended December 31, 2018. The Company repurchased 45,236 shares at a cost of $1,131 during the year ended December 31, 2017. In January 2020, the Board of Directors approved a new program to replace the current program and authorizes the Company to repurchase up to 6,500,000 of the its common stock for a two-year period ending on January 16, 2022. The Company is not obligated to repurchase any additional shares under the 2020 Stock Repurchase Program.

(19)	Equity-Based Compensation

The Company assumed the obligations of NCOM under various equity incentive plan’s pursuant to the closing on April 1, 2019 by CenterState of the merger of NCOM with and into CenterState. All of the NCOM stock options and warrants awarded and outstanding pursuant to the assumed NCOM plans at the merger closing date were converted to stock options and warrants for 487,365 of the Company’s common shares with an average exercise price of $10.99 per share. At December 31, 2019, there were options and warrants outstanding for 343,418 shares of the Company’s common stock with an average exercise price of $11.32 per share and an average remaining contractual life of approximately 4.7 years.

The Company assumed the obligations of Sunshine under Sunshine’s 2015 Equity Incentive Plan (“Sunshine Plan”) pursuant to the closing on January 1, 2018 by CenterState of the merger of Sunshine with and into CenterState. All of the Sunshine stock options awarded pursuant to the Sunshine Plan outstanding at the merger closing date were converted to stock options for 590,345 of the Company’s common shares with an average exercise price of $14.84 per share. At December 31, 2019, there were options outstanding for 14,240 shares of the Company’s common stock with an average exercise price of $15.91 per share and an average remaining contractual life of approximately 6.3 years.

The Company assumed the obligations of HCBF under HCBF’s 2010 Amended and Restated Stock Incentive Plan (the “HCBF Plan”), pursuant to the closing on January 1, 2018 by CenterState of the merger of HCBF with and into CenterState. All of the HCBF stock options awarded pursuant to the HCBF Plan outstanding at the merger closing date were converted to stock options for 1,621,543 of the Company’s common shares with an average exercise price of $14.80 per share. At December 31, 2019, there were options outstanding for 63,470 shares of the Company’s common stock with an average exercise price of $13.96 per share and an average remaining contractual life of approximately 5.3 years.

The Company assumed the obligations of Gateway under the Gateway Officers’ and Employees’ Stock Option Plan and the Gateway Directors’ Stock Option Plan (collectively, the “Gateway Plans”) pursuant to the closing on May 1, 2017 by CenterState of the merger of Gateway with and into CenterState. All of the Gateway stock options awarded pursuant to the Gateway Plans outstanding at the merger closing date were converted to stock options for 1,150,517 of the Company’s common shares with an average exercise price of $11.32 per share. At December 31, 2019, there were options outstanding for 191,828 shares of the Company’s common stock with an average exercise price of $10.53 per share and an average remaining contractual life of approximately 2.7 years.

The Company assumed the obligations of GBI under the Gulfstream 2009 Stock Option Plan, the Gulfstream Officers’ and Employees’ Stock Option Plan and the Gulfstream Directors’ Stock Option Plan (collectively, the “Gulfstream Plans”) pursuant to the closing on January 17, 2014 by CenterState of the merger of Gulfstream with and into CenterState. All of the Gulfstream stock options awarded pursuant to the Gulfstream Plans outstanding at the merger closing date were converted to stock options for 774,104 of the Company’s common shares with an average exercise price of $6.99 per share. At December 31, 2019, there were options outstanding for 40,000 shares of the Company’s common stock with an average exercise price of $6.15 per share and an average remaining contractual life of approximately 1.9 years.

On April 26, 2018, the Company’s shareholders approved the CenterState Bank Corporation 2018 Equity Incentive Plan (the “2018 Plan”). The 2018 Plan replaces the 2013 Plan discussed below. The 2018 Plan authorizes the issuance of up to 2,200,000 shares through the 2028 expiration of the plan. No more than $150 in grants of shares may be issued to any director in any one fiscal year. The Company’s Board of Directors froze the Company’s 2013 Equity Incentive Plan whereby no additional future grants and/or awards will be awarded pursuant to that plan effective with the shareholder approval of the 2018 Plan. During 2019 the Company did not grant any incentive stock options to its employees. The Company awarded 120,572 shares of Restricted Stock (“RSAs”) during 2019 with an average fair value of $26.33 per share at the date of grant. These restricted stock awards vest over periods ranging from two to five years. The Company awarded Performance Share Units (“PSUs”) during 2019 pursuant to the Company’s Long-Term Incentive Plan as described in the Company’s 2019 Proxy Statement. These PSUs will cliff vest on January 1, 2023. The units may be converted into common shares based upon the Company’s return on average tangible common equity compared to its peer group and the Company’s tangible book value per share growth over a three-year period ending January 1, 2023. The range of the units that may vest in the future is a minimum of 0 and a maximum of 181,402 with an expected target of 120,945 shares.  The Company also awarded 84,383 Restricted Share Units (“RSUs”) during 2019 with an average fair value of $21.09 per unit at the date of grant. The RSUs will vest at a rate of one third each January 1, 2021, 2022 and 2023. In addition, the Company issued 33,536 shares to non-employee directors in lieu of cash for director fees during 2019. At December 31, 2019, there were a total of 1,644,184 shares available for future grants pursuant to the 2018 Plan, assuming maximum future vesting of PSUs outstanding.

On April 25, 2013, the Company’s shareholders approved the CenterState 2013 Equity Incentive Plan (the “2013 Plan”). The 2013 Plan replaced the 2007 Plan. The 2013 Plan authorized the issuance of up to 1,600,000 shares of the Company stock. In 2019, the 2013 Plan was frozen whereby no additional grants and/or awards were awarded pursuant to this plan subsequent to April 2018.

On April 24, 2007, the Company’s shareholders approved the CenterState 2007 Equity Incentive Plan (the “2007 Plan”) and approved an amendment to the 2007 Plan on April 28, 2009. The 2007 Plan, as amended, authorized the issuance of up to 1,350,000 shares of the Company stock. In 2013, the 2007 Plan was frozen whereby no additional grants and/or awards were awarded pursuant to this plan subsequent to April 2013.

The Company’s stock-based compensation consists of stock options, RSAs, RSUs and PSUs. During the twelve-month periods ended December 31, 2019, 2018 and 2017, the Company recognized total stock-based compensation expense as listed in the table below.

	2019	2018	2017
Stock option expense	$19	$83	$115
RSA expense	3,329	2,922	3,560
RSU Expense	843	538	287
PSU expense	958	650	624
Total stock-based compensation expense	$5,149	$4,193	$4,586

There is no income tax benefit provided for in the Company’s tax provision for qualified incentive stock options. The Company receives a tax benefit when a non-qualified stock option is exercised. The total income tax benefit related to the exercise of non-qualified stock options was approximately $723, $5,373 and $1,545 during the twelve-month periods ending December 31, 2019, 2018 and 2017, respectively. The Company provided an income tax benefit in its tax provision for RSA, RSU and PSU expenses of approximately $1,284, $1,042 and $1,725 during the twelve-month periods ending December 31, 2019, 2018 and 2017, respectively.

As of December 31, 2019, the total remaining unrecognized compensation cost related to non-vested stock options was approximately $22 and will be recognized over the next 3 years. The weighted average period over which this expense is expected to be recognized is approximately 1.4 years.

As of December 31, 2019, the total remaining unrecognized compensation cost related to non-vested RSAs, net of estimated forfeitures, was approximately $3,758 and will be recognized over the next 8 years. The weighted average period over which this expense is expected to be recognized is approximately 1.9 years.

As of December 31, 2019, the total remaining unrecognized compensation cost related to non-vested PSUs, net of estimated forfeitures, was approximately $3,272 and will be recognized over the next 3 years. The weighted average period over which this expense is expected to be recognized is approximately 1.8 years.

As of December 31, 2019, the total remaining unrecognized compensation cost related to non-vested RSUs, net of estimated forfeitures, was approximately $2,533 and will be recognized over the next 3 years. The weighted average period over which this expense is expected to be recognized is approximately 1.8 years.

The Company did not grant any stock options during 2017, 2018 and 2019. However, the Company converted all outstanding Gateway stock options into CenterState options for 1,150,517 shares of common stock on the May 1, 2017 acquisition date pursuant to the Company’s agreement to acquire Gateway. The Company also converted all outstanding Sunshine and HCBF stock options into CenterState options for 590,345 and 1,621,543 shares of common stock, respectively, on the January 1, 2018 acquisition date pursuant to the Company’s respective agreements to acquire Sunshine and HCBF. The Company also converted all outstanding NCOM stock options and warrants into CenterState options and warrants for 487,365 shares of common stock on the April 1, 2019 acquisition date pursuant to the Company’s agreement to acquire NCOM. The estimated fair value of options granted, or assumed in the case of Gateway, Sunshine, HCBF and NCOM, during these periods were calculated as of the grant date, or the acquisition date in the case of Gateway, Sunshine, HCBF and NCOM, using the Black-Scholes option-pricing model.

The Company determined the expected life of the stock options using the simplified method approach allowed for plain-vanilla share options as described in SAB 107. The risk-free interest rate is based on the U.S. Treasury yield curve in effect as of the grant date. Expected volatility was determined using historical volatility.

ASC 718 requires the recognition of stock-based compensation for the number of awards that are ultimately expected to vest. However, with the adoption of ASU 2016-09 in 2017, the Company made an entity-wide accounting policy election to account for forfeitures when they occur.

The weighted-average estimated fair value of stock options granted, or acquired in the case of NCOM, during the twelve-month period ended December 31, 2019 was $10.99 per share. The table below presents information related to stock option activity for the years ended December 31, 2019, 2018 and 2017:

	2019	2018	2017
Total intrinsic value of stock options exercised	$4,827	$1,492	$8,039
Net proceeds from stock options exercised	$3,101	$14,707	$6,715
Gross income tax benefit from the exercise of stock options	$723	$5,373	$1,545

A summary of stock option and warrant activity for the years ended December 31, 2019, 2018 and 2017 is as follows:

	December 31, 2019		December 31, 2018		December 31, 2017
		Weighted-		Weighted-		Weighted-
	Number of	Average		Average		Average
	Options and	Exercise	Number of	Exercise	Number of	Exercise
	Warrants	Price	Options	Price	Options	Price
Outstanding, beginning of period	655,261	$11.26	1,119,483	$11.26	623,490	$12.30
Options assumed pursuant to acquisition of (note 1):
Gateway	—	—	—	—	1,150,517	11.32
HCBF	—	—	1,621,543	14.80	—	—
Sunshine	—	—	590,345	14.84	—	—
NCOM	487,365	10.99	—	—	—	—
Exercised	(356,366)	10.82	(1,793,339)	13.61	(598,039)	12.11
Forfeited	(102,404)	13.55	(882,771)	15.37	(56,485)	15.00
Outstanding, end of period	683,856	$10.94	655,261	$11.26	1,119,483	$11.26

note 1:	Pursuant to the Company’s respective agreements to acquire Gateway (on May 1, 2017), Sunshine and HCBF (both on January 1, 2018) and NCOM (on April 1, 2019), all outstanding Gateway, Sunshine, HCBF and NCOM stock options and warrants were converted to CenterState stock options and warrants as of the acquisition date.

		Weighted-	Weighted-
		Average	Average	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Options	Price	Term	Value
Options outstanding, December 31, 2019	683,856	$10.94	4.0 years	$9,599
Options fully vested and expected to vest, December 31, 2019	681,718	$10.96	4.0 years	$9,561
Options exercisable, December 31, 2019	675,356	$10.99	4.0 years	$9,447

At December 31, 2019, there were restricted stock awards (“RSAs”) for 334,779 shares of the Company’s common stock outstanding and not vested. Of this amount 32,500 restricted shares have been issued and included in the Company’s total common stock outstanding, but have not vested as of December 31, 2019. The remaining 302,279 represent common shares to be issued at the end of their respective vesting period.

A summary of the RSA activity for the years ended December 31, 2019, 2018 and 2017 is presented in the table below.

	2019				2018				2017
	Number	Number		Weighted-	Number	Number		Weighted-	Number	Number		Weighted-
	of RSAs	of RSAs		average	of RSAs	of RSAs		average	of RSAs	of RSAs		average
	underlying	underlying	Total	fair value	underlying	underlying	Total	fair value	underlying	underlying	Total	fair value
	shares not	shares	number	at grant	shares not	shares	number	at grant	shares not	shares	number	at grant
	issued	issued	of RSAs	date	issued	issued	of RSAs	date	issued	issued	of RSAs	date
Outstanding, beginning period	339,766	50,600	390,366	$19.10	489,424	69,700	559,124	$15.89	572,064	127,901	699,965	$12.20
Granted	120,572	—	120,572	$26.33	67,502	—	67,502	$26.77	148,232	—	148,232	$24.94
Vested	(149,318)	(17,100)	(166,418)	$18.99	(214,847)	(19,100)	(233,947)	$13.65	(226,606)	(58,201)	(284,807)	$11.52
Forfeited	(8,741)	(1,000)	(9,741)	$22.78	(2,313)	—	(2,313)	$18.55	(4,266)	—	(4,266)	$15.76
Outstanding, end of period	302,279	32,500	334,779	$21.65	339,766	50,600	390,366	$19.10	489,424	69,700	559,124	$15.89

In September 2014, the Company initiated a Long-Term Incentive Plan (“LTI”) that includes a Performance Share Unit (“PSU”) award that could be awarded in PSUs, which can eventually be converted to common stock, based on the Company’s relative return on average tangible common equity and tangible book value per share growth as compared to a peer group of similar companies selected by the Company’s Compensation Committee over a 39-month period beginning in September of each grant year. The Company awarded similar PSUs in 2017, 2018 and 2019. In 2019, a total of 38,107 PSUs were approved by the Company’s Compensation Committee pursuant to the 2015 LTI plan. The PSUs will be issued in the form of common stock at the end of the two-year mandatory hold period which ends in February 2021. The Company expects to recognize an expense of $687, $1,051 and $2,559 over the vesting period for PSUs granted in 2017, 2018 and 2019, respectively. The expense recognized during 2019 for all PSUs awarded pursuant to all LTI plans was $892.

In September 2016, the Company also awarded PSUs pursuant to a productive incentive plan to one of its divisions that could will be converted to the Company’s common stock based upon the division’s financial performance over three and four year periods ending August 31, 2019 and 2020, respectively. In 2019, a total of 12,000 shares of the Company’s common stock were issued pursuant to the vesting of the three-year production incentive plan. The Company expects to recognize a total expense of $192 during the performance periods. The expense recognized during 2019 was $66.

The Company awarded RSUs during September 2017, 2018 and 2019 pursuant to its LTI plans as mentioned above that could eventually be converted into the Company’s common stock.  The Company expects to recognize an expense of $720, $1,107 and $1,880 for the RSUs awarded in 2017, 2018 and 2019, respectively. Generally, the RSUs will vest at a rate of one third each January 1st beginning two years after each grant year. The expense recognized during 2019 for all RSUs awarded was $843.

A summary of the RSU activity for the years ended December 31, 2019, 2018 and 2017 is presented in the table below.

	December 31, 2019		December 31, 2018		December 31, 2017
		Weighted-		Weighted-		Weighted-
		average		average		average
		fair value		fair value		fair value
	Number of	at grant	Number of	at grant	Number of	at grant
	Units	date	Units	date	Units	date
Outstanding, beginning of period	128,447	$20.00	86,817	$17.00	54,376	$14.00
Granted	84,383	21.09	41,630	26.60	32,441	22.19
Vested and issued	(8,547)	12.22	—	—	—	—
Forfeited	(2,622)	23.45	—	—	—	—
Outstanding, end of period	201,661	$21.00	128,447	$20.00	86,817	$17.00

(20)	Employee Benefit Plan

Substantially all of the Company’s employees are covered under its 401(k) defined contribution retirement plan. Effective January 1, 2019, the Company amended its 401(k) defined contribution retirement plan’s participation eligibility requirement to the first month following the date of employment. Prior to the amendment, employees were eligible to participate in the plan after completing six months of continuous employment. The Company contributes an amount equal to a certain percentage of the employees’ contributions based on the discretion of the Board of Directors. In addition, the Company may also make additional contributions to the plan each year, subject to profitability and other factors, and based solely on the discretion of the Board of Directors. For the years ended December 31, 2019, 2018 and 2017, the Company’s contributions to the plan were $5,598, $3,444 and $2,249, respectively, which are included in Salary, Wages and Employee Benefits on the Consolidated Statements of Income and Comprehensive Income.

In 2008, the Company entered into a salary continuation agreement with its then chief executive officer. Five additional Company executive officers entered into salary continuation agreements during 2010. In 2007, an additional four pre-existing salary continuation agreements with certain Valrico State Bank’s executive officers were assumed as part of the acquisition. In 2018, the Company assumed pre-existing supplemental executive retirement plan agreements pursuant to the acquisition of Charter. In 2019, the Company assumed pre-existing supplemental executive retirement plan agreements pursuant to the acquisition of NCOM. The plans are nonqualified deferred compensation arrangements that are designed to provide supplemental retirement income benefits to participants. The Company expensed $1,546, $641 and $568 for the accrual of future salary continuation benefits in 2019, 2018 and 2017, respectively. Other liabilities include salary continuation benefits payable of $10,174, $7,966 and $4,834 at December 31, 2019, 2018 and 2017, respectively.

In 2007, the Company entered into deferred compensation arrangements, through Rabbi Trust agreements, with two Valrico State Bank’s executive officers pursuant to the acquisition. The Rabbi Trust asset is included in other assets, and the related deferred compensation payable is included in other liabilities. In 2018, one of the executive officers retired and received the applicable funds from the agreement. The Rabbi Trust asset and the related deferred compensation payable at December 31, 2019, 2018 and 2017 were $339, $307 and $1,761, respectively. Earnings from the Rabbi Trust increase the asset and increase the deferred compensation payable. Losses from the Rabbi Trust decrease the asset and decrease the deferred compensation payable. There was no net income statement effect other than the administration expenses of the Trust which approximates $5 per year.

(21)	Parent Company Only Financial Statements

Condensed financial statements of CenterState Bank Corporation (parent company only) are as follows:

Condensed Balance Sheet
December 31, 2019 and 2018
	2019	2018
Assets:
Cash and due from banks	$5,168	$1,338
Inter-company receivable from bank subsidiary	—	2,340
Investment in wholly-owned bank subsidiary	2,967,040	1,999,963
Investment in other wholly-owned subsidiary	3,431	2,761
Prepaid expenses and other assets	5,850	10,506
Total assets	$2,981,489	$2,016,908

Liabilities:
Accounts payable and accrued expenses	$2,428	$2,149
Other borrowings	49,577	11,000
Corporate debenture	32,766	32,415
Total liabilities	84,771	45,564

Stockholders’ Equity:
Common stock	1,252	957
Additional paid-in capital	2,407,385	1,699,031
Retained earnings	465,680	293,777
Accumulated other comprehensive income	22,401	(22,421)
Total stockholders’ equity	2,896,718	1,971,344

Total liabilities and stockholders' equity	$2,981,489	$2,016,908

Condensed Statements of Operations
Years ended December 31, 2019, 2018 and 2017
	2019	2018	2017
Dividend income	$144,209	$68,000	$10,000
Other income	—	8	—
Interest expense	(4,374)	(3,415)	(1,363)
Operating expenses	(5,372)	(3,988)	(3,960)
Income before equity in undistributed income of subsidiaries	134,463	60,605	4,677
Equity in undistributed income of subsidiaries	87,898	88,532	48,760
Net income before income tax benefit	222,361	149,137	53,437
Income tax benefit	(3,035)	(7,298)	(2,358)
Net income	$225,396	$156,435	$55,795

Condensed Statements of Cash Flows
Years ended December 31, 2019, 2018 and 2017
	2019	2018	2017
Cash flows from operating activities:
Net income	$225,396	$156,435	$55,795
Adjustments to reconcile net income to net cash used in operating activities:
Undistributed net earnings of subsidiaries	(87,898)	(88,532)	(48,760)
(Decrease) increase in payables and accrued expenses	(875)	(13,385)	463
Decrease (increase) in other assets	9,783	3,998	(40,369)
Stock based compensation expense	—	—	1,048
Net cash flows provided by (used in) operating activities	146,406	58,516	(31,823)
Cash flows from investing activities:
Inter-company receivables from subsidiary banks	3,143	(473)	25,145
Net cash from bank acquisition	34,941	(36,037)	(42,601)
Investment in subsidiaries	—	—	(25,000)
Cash payments to shareholders	(84)	19,339	(90)
Net cash flows provided by (used in) investing activities	38,000	(17,171)	(42,546)
Cash flows from financing activities:
Stock options exercised, net of tax benefit	3,101	14,707	6,715
Stock repurchase	(132,077)	(1,027)	(1,131)
Stock issuance	800	650	—
(Decrease) increase in other borrowings	—	(20,000)	20,000
Proceeds from stock offering, net of offering costs	—	—	63,262
Dividends paid to shareholders	(52,400)	(35,906)	(13,878)
Net cash flows (used in) provided by financing activities	(180,576)	(41,576)	74,968
Net increase (decrease) in cash and cash equivalent	3,830	(231)	599
Cash and cash equivalents at beginning of year	1,338	1,569	970
Cash and cash equivalents at end of year	$5,168	$1,338	$1,569

(22)	Credit Commitments

The Company has outstanding at any time a significant number of commitments to extend credit. These arrangements are subject to strict credit control assessments and each customer’s credit worthiness is evaluated on a case-by-case basis.

A summary of commitments to extend credit and standby letters of credit written at December 31, 2019 and 2018, are as follows:

	December 31,
	2019	2018
Standby letters of credit	$46,905	$28,964
Available lines of credit	2,818,303	1,514,359
Unfunded loan commitments – fixed	257,277	153,680
Unfunded loan commitments – variable	118,291	65,880

Commitments to make loans are generally made for periods of 30 days or less. At December 31, 2019, the fixed rate loan commitments have interest rates ranging from 2.71% to 10.90% and maturities ranging from 1 year to 20 years.

Because many commitments expire without being funded in whole or part, the contract amounts are not estimates of future cash flows.

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The credit risk amounts are equal to the contractual amounts, assuming that the amounts are fully advanced and that the collateral or other security is of no value.

The Company’s policy is to require customers to provide collateral prior to the disbursement of approved loans. The amount of collateral obtained, if it is deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, real estate and income providing commercial properties.

Standby letters of credit are contractual commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

Outstanding commitments are deemed to approximate fair value due to the variable nature of the interest rates involved and the short-term nature of the commitments.

(23)	Concentrations of Credit Risk

Most of the Company’s business activity is with customers located throughout Southeastern United States including Florida, Georgia and Alabama. The majority of commercial and mortgage loans are granted to customers doing business or residing in these areas. Generally, commercial loans are secured by real estate, and mortgage loans are secured by either first or second mortgages on residential or commercial property. As of December 31, 2019, substantially all of the Company’s loan portfolio was secured. Although the Company has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent upon the economy of those areas listed above. The Company does not have significant exposure to any individual customer or counterparty.

(24)	Basic and Diluted Earnings Per Share

The two-class method is used in the calculation of basic and diluted earnings per share. Under the two-class method, earnings available to common shareholders for the period are allocated between common shareholders and participating securities according to dividends declared (or accumulated) and participation rights in undistributed earnings. There were no anti-dilutive stock options for the years ending December 31, 2019, 2018 and 2017.

The following table presents the factors used in the earnings per share computations for the periods indicated.

	2019	2018	2017
Basic
Net income available to common shareholders	$225,396	$156,435	$55,795
Less: Earnings allocated to participating securities	(88)	(116)	(120)
Net income allocated to common shareholders	$225,308	$156,319	$55,675

Weighted average common shares outstanding including participating securities	119,793,869	87,707,196	57,368,322
Less: Participating securities (1)	(46,920)	(65,976)	(123,624)
Average shares	119,746,949	87,641,220	57,244,698
Basic earnings per common share	$1.88	$1.78	$0.97

Diluted
Net income available to common shareholders	$225,308	$156,319	$55,675
Weighted average common shares outstanding for basic earnings per common share	119,746,949	87,641,220	57,244,698
Add: Dilutive effects of stock based compensation awards	856,874	1,117,633	1,096,115
Average shares and dilutive potential common shares	120,603,823	88,758,853	58,340,813
Diluted earnings per common share	$1.87	$1.76	$0.95

note 1: Participating securities are restricted stock awards whereby the stock certificates have been issued, are included in outstanding shares, receive dividends and can be voted, but have not vested.

(25)	Reportable Segments

The Company’s reportable segments represent the distinct product lines the Company offers and are viewed separately for strategic planning purposes by management.

The tables below are reconciliations of the reportable segment revenues, expenses, and profit as viewed by management to the Company’s consolidated total for the year ending December 31, 2019, 2018 and 2017.

	Year ending December 31, 2019
		Correspondent	Corporate
	Commercial	banking and	overhead
	and retail	capital markets	and	Elimination
	banking	division	administration	entries	Total
Interest income	$667,428	$17,904	$—	$—	$685,332
Interest expense	(85,225)	(10,004)	(4,375)	—	(99,604)
Net interest income (expense)	582,203	7,900	(4,375)	—	585,728
Provision for loan losses	(10,277)	(308)	—	—	(10,585)
Non-interest income	101,162	64,898	—	—	166,060
Non-interest expense	(406,187)	(35,348)	(5,372)	—	(446,907)
Net income (loss) before taxes	266,901	37,142	(9,747)	—	294,296
Income tax (provision) benefit	(61,468)	(9,265)	3,035	—	(67,698)
Noncontrolling interest	(1,202)	—	—	—	(1,202)
Net income (loss)	$205,433	$27,877	$(6,712)	$—	$226,598
Total assets	$16,364,434	$777,197	$2,981,489	$(2,981,095)	$17,142,025

	Year ending December 31, 2018
		Correspondent	Corporate
	Commercial	banking and	overhead
	and retail	capital markets	and	Elimination
	banking	division	administration	entries	Total
Interest income	$445,688	$14,944	$—	$—	$460,632
Interest expense	(36,853)	(7,282)	(3,415)	—	(47,550)
Net interest income (expense)	408,835	7,662	(3,415)	—	413,082
Provision for loan losses	(7,914)	(369)	—	—	(8,283)
Non-interest income	71,731	33,388	8	—	105,127
Non-interest expense	(286,191)	(22,288)	(3,988)	—	(312,467)
Net income (loss) before taxes	186,461	18,393	(7,395)	—	197,459
Income tax (provision) benefit	(43,662)	(4,660)	7,298	—	(41,024)
Net income (loss)	$142,799	$13,733	$(97)	$—	$156,435
Total assets	$11,769,734	$561,885	$2,016,908	$(2,010,939)	$12,337,588

	Year ending December 31, 2017
		Correspondent	Corporate
	Commercial	banking and	overhead
	and retail	capital markets	and	Elimination
	banking	division	administration	entries	Total
Interest income	$240,583	$10,743	$—	$—	$251,326
Interest expense	(11,431)	(2,989)	(1,363)	—	(15,783)
Net interest income	229,152	7,754	(1,363)	—	235,543
Provision for loan losses	(5,037)	79	—	—	(4,958)
Non-interest income	36,834	28,341	—	—	65,175
Non-interest expense	(161,946)	(20,579)	(3,960)	—	(186,485)
Net income (loss) before taxes	99,003	15,595	(5,323)	—	109,275
Income tax (provision) benefit	(49,823)	(6,015)	2,358	—	(53,480)
Net income (loss)	$49,180	$9,580	$(2,965)	$—	$55,795
Total assets	$6,572,636	$506,234	$957,253	$(912,148)	$7,123,975

Commercial and retail banking: The Company’s primary business is commercial and retail banking. Currently, the Company operates primarily through the Bank providing traditional retail, commercial, mortgage, wealth management and SBA services throughout its Florida, Georgia and Alabama branch network and customer relationships in neighboring states.

Correspondent banking and capital markets division: Operating as a division of our subsidiary bank, its primary revenue generating activities are related to the capital markets division which includes commissions earned on fixed income security sales, fees from hedging services, loan brokerage fees and consulting fees for services related to these activities. Income generated related to the correspondent banking services includes spread income earned on correspondent bank deposits (i.e. federal funds purchased) and fees generated from safe-keeping activities, bond accounting services, asset/liability consulting services, international wires, clearing and corporate checking account services and other correspondent banking related services. The fees derived from the correspondent banking services are less volatile than those generated through the capital markets group. The customer base includes small to medium size financial institutions primarily located in Southeastern United States.

Corporate overhead and administration: Corporate overhead and administration is comprised primarily of inter-company management fees, interest on parent company debt, office occupancy and depreciation of parent company facilities, merger related costs and other expenses.

(26)       Business Combinations

Acquisition of Sunshine Bancorp, Inc.

On January 1, 2018, the Company completed its acquisition of Sunshine Bancorp, Inc. (“Sunshine”) whereby Sunshine merged with and into the Company. Pursuant to and simultaneously with the merger of Sunshine with and into the Company, Sunshine’s wholly owned subsidiary bank, Sunshine Bank merged with and into the Company’s subsidiary bank, CenterState Bank, N.A.

The Company’s primary reasons for the transaction were to further solidify its market share in the Florida market and expand its customer base to enhance deposit fee income and leverage operating cost through economies of scale. The acquisition increased the Company’s total assets and total deposits by approximately 14% and 13%, respectively, as compared with the balances at December 31, 2017, and is expected to positively affect the Company’s operating results to the extent the Company earns more from interest earning assets than it pays in interest on its interest bearing liabilities. No acquisition costs related to the Sunshine acquisition were incurred during the twelve-month period ending December 31, 2019. During the twelve-month periods ending December 31, 2018 and 2017, the Company incurred approximately $10,474 and $859, respectively, of acquisition costs related to this transaction. These acquisition costs are reported in Merger Related Expenses on the Company’s Consolidated Statements of Income and Comprehensive Income.

The acquisition was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. The Company recognized goodwill on this acquisition of $114,228 which is nondeductible for tax purposes as this acquisition is a nontaxable transaction. The goodwill is calculated based on the fair values of the assets acquired and liabilities assumed as of the acquisition date.

The Company acquired 100% of the outstanding common stock of Sunshine. The purchase price consisted of stock plus cash in lieu of fractional shares. Each share of Sunshine common stock was exchanged for 0.89 shares of the Company’s common stock. Based on the closing price of the Company’s common stock on December 29, 2017, the resulting purchase price was $187,852.

The table below summarizes the purchase price calculation.

Number of shares of Sunshine common stock outstanding at December 31, 2017	7,922,479
Per share exchange ratio	0.89
Number of shares of CenterState common stock less 361 of fractional shares	7,050,645
CenterState common stock price per share on December 29, 2017	$25.73
Fair value of CenterState common stock issued	$181,413
Cash consideration paid for 361 of fractional shares	7
Total consideration to be paid to Sunshine common shareholders	$181,420
Fair value of Sunshine stock options converted to CenterState stock options	6,432
Total Purchase Price for Sunshine	$187,852

The list below summarizes the fair value of the assets purchased, including goodwill, and liabilities assumed as of the January 1, 2018 purchase date.

January 1, 2018
Assets:
Cash and cash equivalents	$47,056
Loans, held for investment	676,090
Purchased credit impaired loans	8,232
Loans held for sale	430
Investments	93,006
Accrued interest receivable	2,170
Branch real estate	9,375
Furniture and fixtures	916
Bank property held for sale	9,503
FHLB stock	4,875
Bank owned life insurance	23,101
Core deposit intangible	8,525
Goodwill	114,228
Deferred tax asset	11,670
Other assets	6,135
Total assets acquired	$1,015,312
Liabilities:
Deposits	$719,039
Federal Home Loan Bank advances	95,001
Securities sold under agreement to repurchase	353
Subordinated notes	11,000
Accrued interest payable	457
Other liabilities	1,610
Total liabilities assumed	$827,460

In the acquisition, the Company acquired $684,322 of loans at fair value, net of $22,657, or 3.2%, estimated discount to the outstanding principal balance, representing 14.3% of the Company’s total loans at December 31, 2017. Of the total loans acquired, management identified $8,232 with credit deficiencies. All loans that were on non-accrual status, impaired loans including TDRs and other substandard loans were considered by management to be credit impaired and are accounted for pursuant to ASC Topic 310-30.

The table below summarizes the total contractually required principal and interest cash payments, management’s estimate of expected total cash payments and fair value of the loans as of January 1, 2018 for purchased credit impaired loans. Contractually required principal and interest payments have been adjusted for estimated prepayments.

Contractually required principal and interest	$21,598
Non-accretable difference	(12,213)
Cash flows expected to be collected	9,385
Accretable yield	(1,153)
Total purchased credit-impaired loans acquired	$8,232

The table below presents information with respect to the fair value of acquired loans, as well as their unpaid principal balance (“Book Balance”) at acquisition date.

	Book	Fair
	Balance	Value
Loans:
Single family residential real estate	$148,342	$146,057
Commercial real estate	375,377	371,323
Construction/development/land	58,530	57,331
Commercial loans	104,811	99,650
Consumer and other loans	1,770	1,729
Purchased credit-impaired	18,149	8,232
Total earning assets	$706,979	$684,322

In its assumption of the deposit liabilities, the Company believed the deposits assumed from the acquisition have an intangible value. The Company applied ASC Topic 805, which prescribes the accounting for goodwill and other intangible assets such as core deposit intangibles, in a business combination. The Company determined the estimated fair value of the core deposit intangible asset totaled $8,525, which will be amortized utilizing an accelerated amortization method over an estimated economic life not to exceed ten years. In determining the valuation amount, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates and age of deposit relationships.

Acquisition of HCBF Holding Company, Inc.

On January 1, 2018, the Company completed its acquisition of HCBF Holding Company, Inc. (“HCBF”) whereby HCBF merged with and into the Company. Pursuant to and simultaneously with the merger of HCBF with and into the Company, HCBF’s wholly owned subsidiary bank, Harbor Bank merged with and into the Company’s subsidiary bank, CenterState Bank, N.A.

The Company’s primary reasons for the transaction were to further solidify its market share in the Florida market and expand its customer base to enhance deposit fee income and leverage operating cost through economies of scale. The acquisition increased the Company’s total assets and total deposits by approximately 33% and 32%, respectively, as compared with the balances at December 31, 2017, and is expected to positively affect the Company’s operating results to the extent the Company earns more from interest earning assets than it pays in interest on its interest bearing liabilities. No acquisition costs related to the Sunshine acquisition were incurred during the twelve-month period ending December 31, 2019. During the twelve-month periods ending December 31, 2018 and 2017, the Company incurred approximately $12,302 and $2,060, respectively, of acquisition costs related to this transaction. These acquisition costs are reported in Merger Related Expenses on the Company’s Consolidated Statements of Income and Comprehensive Income.

The acquisition was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. The Company recognized goodwill on this acquisition of $233,321 which is nondeductible for tax purposes as this acquisition is a nontaxable transaction. The goodwill is calculated based on the fair values of the assets acquired and liabilities assumed as of the acquisition date.

The Company acquired 100% of the outstanding common stock of HCBF. The purchase price consisted of both cash and stock. Each share of HCBF common stock was exchanged for $1.925 cash and 0.675 shares of the Company’s common stock. Based on the closing price of the Company’s common stock on December 29, 2017, the resulting purchase price was $448,236.

The table below summarizes the purchase price calculation.

Number of shares of HCBF common stock outstanding at December 31, 2017	22,299,082
Per share exchange ratio	0.675
Number of shares of CenterState common stock less 241 of fractional shares	15,051,639
CenterState common stock price per share on December 29, 2017	$25.73
Fair value of CenterState common stock issued	$387,279

Number of shares of HCBF common stock outstanding at December 31, 2017	22,299,082
Cash consideration each HCBF share is entitled to receive	$1.925
Total Cash Consideration plus $6 for 241 of fractional shares	$42,932

Total Stock Consideration	$387,279
Total Cash Consideration	42,932
Total consideration to be paid to HCBF common shareholders	$430,211
Fair value of HCBF stock options converted to CenterState stock options	$18,025
Total Purchase Price for HCBF	$448,236

The list below summarizes the fair value of the assets purchased, including goodwill, and liabilities assumed as of the January 1, 2018 purchase date.

January 1, 2018
Assets:
Cash and cash equivalents	$77,176
Loans, held for investment	1,290,004
Purchased credit impaired loans	36,031
Loans held for sale	5,694
Investments	585,297
Accrued interest receivable	5,847
Branch real estate	34,035
Furniture and fixtures	3,571
Bank property held for sale	14,140
FHLB and other stock	9,488
Bank owned life insurance	39,089
Other real estate owned	5,144
Core deposit intangible	23,625
Goodwill	233,321
Deferred tax asset	14,071
Other assets	2,536
Total assets acquired	$2,379,069
Liabilities:
Deposits	$1,755,155
Federal Home Loan Bank advances	157,919
Corporate debentures	5,872
Accrued interest payable	478
Other liabilities	11,409
Total liabilities assumed	$1,930,833

In the acquisition, the Company acquired $1,326,035 of loans at fair value, net of $40,438, or 3.0%, estimated discount to the outstanding principal balance, representing 27.8% of the Company’s total loans at December 31, 2017. Of the total loans acquired, management identified $36,031 with credit deficiencies. All loans that were on non-accrual status, impaired loans including TDRs and other substandard loans were considered by management to be credit impaired and are accounted for pursuant to ASC Topic 310-30.

The table below summarizes the total contractually required principal and interest cash payments, management’s estimate of expected total cash payments and fair value of the loans as of January 1, 2018 for purchased credit impaired loans. Contractually required principal and interest payments have been adjusted for estimated prepayments.

Contractually required principal and interest	$67,107
Non-accretable difference	(25,951)
Cash flows expected to be collected	41,156
Accretable yield	(5,125)
Total purchased credit-impaired loans acquired	$36,031

The table below presents information with respect to the fair value of acquired loans, as well as their unpaid principal balance (“Book Balance”) at acquisition date.

	Book	Fair
	Balance	Value
Loans:
Single family residential real estate	$370,611	$363,559
Commercial real estate	636,517	627,900
Construction/development/land	149,547	146,639
Commercial loans	113,818	110,630
Consumer and other loans	41,660	41,276
Purchased credit-impaired	54,320	36,031
Total earning assets	$1,366,473	$1,326,035

In its assumption of the deposit liabilities, the Company believed the deposits assumed from the acquisition have an intangible value. The Company applied ASC Topic 805, which prescribes the accounting for goodwill and other intangible assets such as core deposit intangibles, in a business combination. The Company determined the estimated fair value of the core deposit intangible asset totaled $23,625, which will be amortized utilizing an accelerated amortization method over an estimated economic life not to exceed ten years. In determining the valuation amount, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates and age of deposit relationships.

Acquisition of Charter Financial Corporation

On September 1, 2018, the Company completed its acquisition of Charter Financial Corporation (“Charter”) whereby Charter merged with and into the Company. Pursuant to and simultaneously with the merger of Charter with and into the Company, Charter’s wholly owned subsidiary bank, CharterBank, merged with and into the Company’s subsidiary bank, CenterState Bank, N.A.

The Company’s primary reasons for the transaction were to expand its franchise into Georgia and Alabama, further solidify its market share in the Florida market and expand its customer base to enhance deposit fee income and leverage operating cost through economies of scale. The acquisition increased the Company’s total assets and total deposits by approximately 24% as compared with the balances at December 31, 2017, and is expected to positively affect the Company’s operating results to the extent the Company earns more from interest earning assets than it pays in interest on its interest bearing liabilities. During the twelve-month periods ending December 31, 2019 and 2018, the Company incurred approximately $6,162 and $11,987, respectively, of acquisition costs related to this transaction. These acquisition costs are reported in Merger Related Expenses on the Company’s Consolidated Statements of Income and Comprehensive Income.

The acquisition was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. The Company recognized goodwill on this acquisition of $197,648 which is nondeductible for tax purposes as this acquisition is a nontaxable transaction. The goodwill is calculated based on the fair values of the assets acquired and liabilities assumed as of the acquisition date.

The Company acquired 100% of the outstanding common stock of Charter. The purchase price consisted of both cash and stock. Each share of Charter common stock was exchanged for $2.30 cash and 0.738 shares of the Company’s common stock. Based on the closing price of the Company’s common stock on August 31, 2018, the resulting purchase price was $389,476.

The table below summarizes the purchase price calculation.

Number of shares of Charter common stock outstanding at August 31, 2018	15,480,776
Per share exchange ratio	0.738
Number of shares of CenterState common stock less 599 of fractional shares	11,424,214
CenterState common stock price per share on August 31, 2018	$30.62
Fair value of CenterState common stock issued	$349,809

Number of shares of Charter common stock outstanding at August 31, 2018	15,480,776
Cash consideration each Charter share is entitled to receive	$2.300
Total Cash Consideration plus $17 for 599 of fractional shares	$35,624

Total Stock Consideration	$349,809
Total Cash Consideration	35,624
Total consideration to be paid to Charter common shareholders	$385,433
Cash out of Charter stock options	4,043
Total Purchase Price for Charter	$389,476

 The list below summarizes the fair value of the assets purchased, including goodwill, and liabilities assumed as of the September 1, 2018 purchase date.

September 1, 2018
Assets:
Cash and cash equivalents	$184,020
Loans, held for investment	1,130,240
Purchased credit impaired loans	11,432
Loans held for sale	2,835
Investments	73,808
Accrued interest receivable	3,684
Branch real estate	27,930
Furniture and fixtures	1,988
Bank property held for sale	1,695
FHLB and other stock	1,483
Bank owned life insurance	54,813
Other real estate owned	257
Servicing asset	1,828
Core deposit intangible	19,795
Goodwill	197,648
Deferred tax asset	3,441
Other assets	17,644
Total assets acquired	$1,734,541
Liabilities:
Deposits	$1,321,970
Corporate debentures	9,000
Accrued interest payable	1,015
Other liabilities	13,080
Total liabilities assumed	$1,345,065

In the acquisition, the Company acquired $1,141,672 of loans at fair value, net of $23,118, or 2.0%, estimated discount to the outstanding principal balance, representing 23.9% of the Company’s total loans at December 31, 2017. Of the total loans acquired, management identified $11,432 with credit deficiencies. All loans that were on non-accrual status, impaired loans including TDRs and some substandard loans were considered by management to be credit impaired and are accounted for pursuant to ASC Topic 310-30.

The table below summarizes the total contractually required principal and interest cash payments, management’s estimate of expected total cash payments and fair value of the loans as of September 1, 2018 for purchased credit impaired loans. Contractually required principal and interest payments have been adjusted for estimated prepayments.

Contractually required principal and interest	$33,687
Non-accretable difference	(20,763)
Cash flows expected to be collected	12,924
Accretable yield	(1,492)
Total purchased credit-impaired loans acquired	$11,432

The table below presents information with respect to the fair value of acquired loans, as well as their unpaid principal balance (“Book Balance”) at acquisition date.

	Book	Fair
	Balance	Value
Loans:
Single family residential real estate	$284,505	$280,200
Commercial real estate	567,506	557,730
Construction/development/land	181,128	178,687
Commercial loans	88,308	87,062
Consumer and other loans	26,221	26,561
Purchased credit-impaired	17,122	11,432
Total earning assets	$1,164,790	$1,141,672

In its assumption of the deposit liabilities, the Company believed the deposits assumed from the acquisition have an intangible value. The Company applied ASC Topic 805, which prescribes the accounting for goodwill and other intangible assets such as core deposit intangibles, in a business combination. The Company determined the estimated fair value of the core deposit intangible asset totaled $19,795, which will be amortized utilizing an accelerated amortization method over an estimated economic life not to exceed ten years. In determining the valuation amount, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates and age of deposit relationships.

Acquisition of National Commerce Corporation

On April 1, 2019, the Company completed its acquisition of NCOM whereby NCOM merged with and into the Company. Pursuant to and simultaneously with the merger of NCOM with and into the Company, NCOM’s wholly owned subsidiary bank, National Bank of Commerce, merged with and into the Company’s subsidiary bank, CenterState Bank, N.A. As a result of that merger, the Bank acquired a controlling 70% interest in CBI, and its factoring subsidiary, Corporate Billing. Subsequently on September 30, 2019, the Company purchased the 30% noncontrolling interest of CBI for $11,400. The undistributed earnings attributable to the noncontrolling interest at period-end September 30, 2019 payable to the noncontrolling interest were distributed in October 2019.

The Company’s primary reasons for the transaction were to further expand its franchise into Georgia and Alabama, further solidify its market share in the Florida market and expand its customer base to enhance deposit fee income and leverage operating cost through economies of scale. The acquisition increased the Company’s total assets and total deposits by approximately 36% and 37% as compared with the balances at December 31, 2018 and is expected to positively affect the Company’s operating results to the extent the Company earns more from interest earning assets than it pays in interest on its interest bearing liabilities. During the twelve-month period ending December 31, 2019, the Company incurred approximately $33,095 of acquisition costs related to this transaction. These acquisition costs are reported in merger and acquisition related expenses on the Company’s Consolidated Statements of Income and Comprehensive Income.

The acquisition was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. The Company recognized goodwill on this acquisition of $401,537 which is nondeductible for tax purposes as this acquisition is a nontaxable transaction. The goodwill is calculated based on the fair values of the assets acquired and liabilities assumed as of the acquisition date.

The Company acquired 100% of the outstanding common stock of NCOM. The purchase price consisted of stock plus cash in lieu of fractional shares. Each share of NCOM common stock was exchanged for 1.65 shares of the Company’s common stock. Based on the closing price of the Company’s common stock on March 29, 2019, the resulting purchase price was $831,696.

The table below summarizes the purchase price calculation.

Number of shares of NCOM common stock outstanding at March 29, 2019	21,011,352
Per share exchange ratio	1.650
Number of shares of CenterState common stock less 763 of fractional shares	34,667,968
CenterState common stock price per share on March 29, 2019	$23.81
Fair value of CenterState common stock issued	$825,444

Cash Consideration for 763 of fractional shares	$20

Total Stock Consideration	$825,444
Total Cash Consideration	20
Total consideration to be paid to NCOM common shareholders	$825,464
Fair value of NCOM stock options converted to CenterState stock options	5,848
Fair value of NCOM warrants converted to CenterState warrants	384
Total Purchase Price for NCOM	$831,696

The list below summarizes the fair value of the assets purchased, including goodwill, and liabilities assumed as of the April 1, 2019 purchase date.

April 1, 2019
Assets:
Cash and cash equivalents	$268,524
Loans, held for investment	3,309,234
Purchased credit impaired loans	18,616
Loans held for sale	14,588
Investments	178,488
Accrued interest receivable	11,006
Branch real estate	61,295
Furniture and fixtures	7,204
Bank property held for sale	12,436
FHLB, FRB and other stock	17,076
Bank owned life insurance	55,474
Other real estate owned	875
Servicing asset	1,581
Core deposit intangible	39,900
Goodwill	401,537
Deferred tax asset	16,285
Other assets	23,663
Total assets acquired	$4,437,782
Liabilities:
Deposits	$3,486,732
Securities sold under agreement to repurchase	18,833
Subordinated debt	38,802
Accrued interest payable	2,095
Other liabilities	47,622
Noncontrolling interest	12,002
Total liabilities assumed and noncontrolling interest	$3,606,086

In the acquisition, the Company acquired $3,327,850 of loans at fair value, net of $61,384, or 1.8%, estimated discount to the outstanding principal balance, representing 39.9% of the Company’s total loans at December 31, 2018. Of the total loans acquired, management identified $18,616 with credit deficiencies. All loans that were on non-accrual status including accruing loans that are 90 days or more past due that should be recognized as non-accrual, all substandard loans or all loans with impaired collateral value including TDRs and all loans under litigation were considered by management to be credit impaired and are accounted for pursuant to ASC Topic 310-30. No TDRs were acquired from the NCOM transaction.

The table below summarizes the total contractually required principal and interest cash payments, management’s estimate of expected total cash payments and fair value of the loans as of April 1, 2019 for purchased credit impaired loans. Contractually required principal and interest payments have been adjusted for estimated prepayments.

Contractually required principal and interest	$51,527
Non-accretable difference	(29,187)
Cash flows expected to be collected	22,340
Accretable yield	(3,724)
Total purchased credit-impaired loans acquired	$18,616

The table below presents information with respect to the fair value of acquired loans, as well as their Book Balance at acquisition date.

	Book	Fair
	Balance	Value
Loans:
Single family residential real estate	$615,296	$608,705
Commercial real estate	1,762,480	1,736,653
Construction/development/land	363,005	358,643
Commercial loans	539,698	536,262
Consumer and other loans	70,058	68,971
Purchased credit-impaired	38,697	18,616
Total earning assets	$3,389,234	$3,327,850

In its assumption of the deposit liabilities, the Company believed the deposits assumed from the acquisition have an intangible value. The Company applied ASC Topic 805, which prescribes the accounting for goodwill and other intangible assets such as core deposit intangibles, in a business combination. The Company determined the estimated fair value of the core deposit intangible asset totaled $39,900, which will be amortized utilizing an accelerated amortization method over an estimated economic life not to exceed ten years. In determining the valuation amount, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates and age of deposit relationships.

Pro-forma information (supplemental)

Pro-forma information for the twelve-month period ending December 31, 2018 assumes the Charter and NCOM acquisitions occurred at the beginning of 2018. Pro-forma data for the twelve-month period ending December 31, 2019 listed in the table below presents pro-forma information as if the NCOM acquisition occurred at the beginning of 2018.

	Years ended December 31,
	2019	2018
Net interest income	$620,072	$623,929
Net income available to common shareholders	$257,271	$240,107
EPS - basic	$2.01	$1.90
EPS - diluted	$1.99	$1.87

The disclosures regarding the results of operations for Charter and NCOM subsequent to their respective acquisition dates are omitted as this information is not practical to obtain. Although the Company did not convert Charter’s core system in the third quarter of 2018 or did not convert NCOM’s core system until the third quarter of 2019, the majority of the fixed costs and purchase accounting entries were booked on the Company’s core system making it impractical to determine Charter or NCOM’s results of operation on a stand-alone basis.

(27)	Interest Rate Swap Derivatives

Fair Value Hedge

The Company enters into interest rate swaps in order to provide commercial loan clients the ability to swap from variable to fixed interest rates.  Under these agreements, the Company enters into a variable-rate loan with a client in addition to a swap agreement.  This swap agreement effectively converts the client’s variable rate loan into a fixed rate.  The Company then enters into a matching swap agreement with a third party dealer in order to offset its exposure on the customer swap.  At years ended December 31, 2019 and 2018, the notional amount of such arrangements was $10,596,427 and $5,743,283, respectively. The Company pledged $140,913 and $28,345 of cash as collateral to the third party dealers and clearinghouse exchanges at December 31, 2019 and 2018, respectively. The Company also pledged $361,127 of securities to the third party dealers and clearinghouse exchanges at December 31, 2019. As the interest rate swaps with the clients and third parties are not designated as hedges under ASC 815, changes in market values are reported in earnings.

Summary information about the derivative instruments is as follows:

	2019	2018
Notional amount	$10,596,427	$5,743,283
Weighted average pay rate on interest-rate swaps	3.20%	3.64%
Weighted average receive rate on interest rate swaps	3.20%	3.64%
Weighted average maturity (years)	11	11
Fair value of interest rate swap derivatives (asset)	273,068	92,475
Fair value of interest rate swap derivatives (liability)	274,216	92,892

Cash Flow Hedge

The Company is exposed to certain risks relating to its ongoing business operations. The primary risk managed by using derivative instruments is interest rate risk. Interest rate swaps are utilized to manage interest rate risk associated with the Company's variable rate borrowings entered during the second quarter of 2019. The Company recognizes interest rate swaps as either assets or liabilities at fair value in the Consolidated Balance Sheets.

The interest rate swap contract entered during the second quarter of 2019 on a variable rate borrowing was designated as a cash flow hedge and was negotiated over the counter. The contract was entered into by the Company with a counterparty and the specific agreement of terms were negotiated, including the amount, interest rate and maturity.

The following table reflects the cash flow hedge included in the Condensed Consolidated Balance Sheets as of December 31, 2019:

December 31, 2019
Notional amount	$150,000
Fair value of interest rate swap derivatives (asset)	—
Fair value of interest rate swap derivatives (liability)	817

The following table presents the net unrealized holding losses recorded in Accumulated Other Comprehensive Income on the Company’s Condensed Consolidated Balance Sheet and Condensed Consolidated Statements of Income and Comprehensive Income relating to the cash flow derivative instrument for the nine-month period ended December 31, 2019:

December 31, 2019
	Amount of	Amount of gain / (loss)	Location of gain / (loss)
	loss	reclassified from OCI	reclassified from AOCI
	recognized in OCI	to interest income	to income
Interest rate contracts - pay fixed, receive floating	$(613)	$—	Interest expense: Federal funds purchased and other borrowings

During the year ended December 31, 2019, the derivative position designed as a cash flow hedge was not discontinued and none of the losses reported in Accumulated Other Comprehensive Income were reclassified into earnings as a result of the discontinuance of a cash flow hedge or because of the early extinguishment of the borrowing.

(28)	Revenue from Contracts with Customers

On January 1, 2018, the Company adopted 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 implements a common revenue standard that clarifies the principles for recognizing revenue. The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company concluded that there is no change to the timing and pattern of revenue recognition for its current revenue streams in scope of Topic 606 or the presentation of revenue as gross versus net. No adjustment to retained earnings was required on the adoption date. Because there is no change to the timing and pattern of revenue recognition, there are no material changes to the Company’s processes and internal controls. Expanded disclosures including disaggregation of revenues and descriptions of performance obligations required by ASU 2014-09 are included below. The Company adopted ASU 2014-09 in the first quarter of 2018 under the modified retrospective approach, and management determined during the assessment of the Company’s revenue streams that the adoption of ASU 2014-09 did not impact the Consolidated Financial Statements of the Company.

There are two reasons ASU 2014-09 did not have an impact to the Company. First, the majority of revenues are interest earned and gain on sales of loans, investment securities and other financial instruments, all of which are unaffected as they are outside the scope of ASU 2014-09. Secondly, the Company’s non-interest income revenue streams such as service charges on deposits, treasury management fees, wealth advisory fees, fixed income sales, and correspondent bank fees, are all within the scope of ASU 2014-09. However, ASC Topic 606 focuses on revenues from contracts earned over time, but all of these in-scope noninterest income revenue streams are governed by agreements that do not have an enforceable, contractual term. Given the cancellable-at-will structure, ASC Topic 606 views these contracts as agreements-at-will without a defined term, the revenues of which are immediately recognized. The revenue recognition timing is identical compared to previous revenue recognition standards.

All of the Company’s revenue from contracts with customers in the scope of ASC 606 is recognized within Non-Interest Income. ASU 2014-09 requires disclosure of sufficient information to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. A description of the Company’s revenue streams accounted for under ASC 606 as well as an explanation of why they are not impacted are as follows:

Revenues by Operating Segment/Line of Business

Correspondent Banking Capital Markets Revenue - Fixed Income Sales

The company earns commission revenues from the sale of fixed income securities to institutional investors. These revenues are earned and collected at each individual sale, and the sale is the sole performance obligation. There are no minimum orders or future performance obligations or deferred recognition requirements.

Other Correspondent Banking Related Revenue

The company earns revenues from a variety of services to other financial institutions including but not limited to correspondent banking, cash and clearing, safekeeping, wire transfers, international services, bond accounting, and others. Fixed income sales are discussed separately. While there is a significant variety of a la carte services, all (except fixed income sales) are either billed as incurred or are subject to monthly billing, at which point the performance obligation have been fulfilled. Even though a Correspondent agreement may provide for services over an indefinite period of time, the customer is free to end the agreement at will without penalty. This structure is viewed as an at-will agreement under ASC 606, the revenues of which are recognized immediately.

Service Charges on Deposit Accounts

The Company earns fees from its deposit customers for transaction-based, account maintenance, and overdraft services. Transaction-based fees, which include but are not limited to: services such as ATM use fees, stop payment charges, statement rendering, ACH fees, are recognized at the time the transaction is executed as that is the point in time the Company fulfills the customer’s request. Maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which the Company satisfies the performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on deposits are withdrawn from the customer’s account balance.

Wealth Management Related Revenue - Treasury Management

The Company earns fees for Treasury Management products and services which include but are not limited to online cash management, remote deposit capture, positive pay, and lockboxes. Similar to the above service charges on deposit accounts above, these fees are also recognized at either the time the transaction or at the end of the month in the case where service obligations are provided over the course of each month. Even though a customer’s Treasury Management agreement may provide for services over an indefinite period of time, the customer is free to end the agreement at will without penalty. This structure is viewed as an at-will agreement under ASC 606, the revenues of which are recognized immediately.

Wealth Management Related Revenue - Wealth Management & Advisory

The Company has contracted with a third party to provide wealth management and investment brokerage services on behalf of the Company. All fees earned by the Company from Wealth Management and Advisory activities are in the form of a revenue sharing agreement. The Company acts as agent in this agreement, and as such, ASC 606 deems the third party to be the customer of the Company as opposed to those individual and entities receiving the wealth advisory services. The agreed-upon portion of revenues generated by the third party for services provided other entities and individuals are owed and remitted to the Company at the end of each month, at which time all performance obligations of the Company are fulfilled.

Wealth Management Related Revenue - Trust

The Company sold its Trust Department in December 2017. While there would have been ASC Topic 606 revenue recognition timing implications, the sale prior to December 31, 2017 removed these revenues from consideration. Trust revenues are displayed for prior periods only.

Debit, Prepaid, ATM and Merchant Card Related Fees - Prepaid Cards

The Company earns revenues from prepaid card interchange fees and maintenance fees. Interchange fees from cardholder transactions represent a portion of the underlying transaction value and are recognized daily, concurrently with the transaction processing services to the cardholder. Similar to fees from deposits accounts, maintenance fees are earned over the performance obligation period, after which all obligations have been fulfilled.

Debit, Prepaid, ATM and Merchant Card Related Fees - Credit Cards

The Company earns revenues from a revenue sharing agreement with a third party who provides credit card services for Company customers. Similar to the Wealth Management and Advisory revenue sharing agreement discussed above, the Company is the agent and the third party is the customer. The revenue sharing agreement calculates fees owed to the Company based on interchange and application amounts and levels. These share of fees are remitted to the Company each month, at which time the performance obligation is fulfilled.

Debit, Prepaid, ATM and Merchant Card Related Fees - Debit Card Interchange Income

The Company earns interchange fees from debit cardholder transactions through the MasterCard payment network.  Interchange fees form cardholder transactions represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services provided to the cardholder.

Gains/Losses on Sales of Repossessed Real Estate (“OREO”)

The Company records a gain or loss from the sale of OREO when control of the property transfers to the buyer, which generally occurs at the time of an executed deed. There are no ASC 606 implications unless the Company finances the sale of OREO. There are no instances of the Company financing the sale of one of its repossessed OREO properties as of December 31, 2019.

Contract Balances

The Contract Balances disclosure requirement is not relevant, as no revenues are earned over time that would require the monitoring of contract balances. The Performance Obligations disclosure requirements call for a description of when performance obligations are satisfied, significant payment terms, nature of goods or services promised, and obligations for returns, refunds, and warranties.

(29)	Leases

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Subsequently, amendments ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements were issued. ASC 842 establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

The Company leases certain properties and equipment under operating leases that resulted in the recognition of ROU Lease Assets of $20,311 and Lease Liabilities of $22,795 on the Company’s Condensed Consolidated Balance Sheets. The one-time transition impact to retained earnings from measurement differences was approximately $1,093 as disclosed on the Company’s Condensed Consolidated Statements of Changes in Stockholders’ Equity.

ASC 842 was effective on January 1, 2019. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. The Company chose to use the effective date approach. As such, all periods presented after January 1, 2019 are under ASC 842 whereas periods presented prior to January 1, 2019 are in accordance with prior lease accounting of ASC 840. Financial information was not updated and the disclosures required under ASC 842 was not provided for dates and periods before January 1, 2019.

ASC 842 provides a number of optional practical expedients in transition. The Company has elected the ‘package of practical expedients,’ which permits the Company not to reassess under the new standard the prior conclusions about lease identification, lease classification and initial direct costs. The Company also elected the use of the hindsight, a practical expedient which permits the use of information available after lease inception to determine the lease term via the knowledge of renewal options exercised not available as of the leases inception. The practical expedient pertaining to land easements is not applicable to the Company.

ASC 842 also requires certain accounting elections for ongoing application of ASC 842. The Company elected the short-term lease recognition exemption for all leases that qualify, meaning those with terms under twelve months. ROU assets or lease liabilities are not to be recognized for short-term leases. However, since all real estate and equipment leases have terms greater than 12 months, no leases currently meet this exemption. The Company also elected the practical expedient to not separate lease and non-lease components for all leases, the majority of which consist of real estate common area maintenance expenses. However, since these non-lease items are subject to change, they are treated and disclosed as variable payments in the quantitative disclosures below. Consequently, ASC 842’s changed guidance on contract components will not significantly affect our financial reporting. Similarly, ASC 842’s narrowed definition of initial direct costs will not significantly affect financial reporting.

Lessee Leases

The majority of the Company’s lessee leases are operating leases, and consist of leased real estate for branches and operations centers. Options to extend and renew leases are generally exercised under normal circumstances. Advance notification is required prior to termination, and any noticing period is often limited to the months prior to renewal. Variable payments generally consist of common area maintenance and taxes. Rent escalations are generally specified by a payment schedule, or are subject to a defined formula. The Company also elected the practical expedient to not separate lease and non-lease components for all leases, the majority of which consist of real estate common area maintenance expenses. Generally, leases do not include guaranteed residual values, but instead typically specify that the leased premises are to be returned in satisfactory condition with the Company liable for damages. The Company also has other operating leases for various equipment, including copiers, printers, and other small equipment. Equipment lease terms and conditions generally specify a fixed amount and term with options to renew. The Company’s equipment leases are typically not renewed, and existing leases are typically assumed from prior bank acquisitions.

For operating leases, the lease liability and ROU asset (before adjustments) are recorded at the present value of future lease payments. ASC 842 requires the use of the lease interest rate; however, this rate is typically not known. As an alternative, ASC 842 permits the use of an entity’s fully secured incremental borrowing rate. The Company is electing to utilize the FHLB Atlanta Fixed Rate Advance index, as it is the most actively used institution-specific collateralized borrowing source available to the Company.

The Company also holds a small number of finance leases assumed in connection to prior acquisitions. These leases are all real estate leases. Terms and conditions are similar to those real estate operating leases described above, but the lease terms are generally longer. Lease classifications from the acquired institution were retained, and were again retained as a result of the election of the package of practical expedients described above.

December 31, 2019
Amortization of ROU Assets - Finance Leases	$196
Interest on Lease Liabilities - Finance Leases	215
Operating Lease Cost (Cost resulting from lease payments)	7,453
Variable Lease Cost (Cost excluded from lease payments)	1,211
Total Lease Cost	$9,075
Finance Lease - Operating Cash Flows	294
Finance Lease - Financing Cash Flows	294
Operating Lease - Operating Cash Flows (Fixed Payments)	7,585
Operating Lease - Operating Cash Flows (Liability Reduction)	7,131
New ROU Assets - Operating Leases	39,205
Weighted Average Lease Term (Years) - Finance Leases	10.93
Weighted Average Lease Term (Years) - Operating Leases	7.13
Weighted Average Discount Rate - Finance Leases	5.83%
Weighted Average Discount Rate - Operating Leases	3.33%

A maturity analysis of operating lease liabilities and reconciliation of the undiscounted cash flows to the total operating lease liabilities as of December 31, 2019 is as follows:

December 31, 2019
Operating lease payments due:
Within one year	$7,577
After one but within two years	6,693
After two but within three years	5,358
After three but within four years	4,419
After four years but within five years	3,723
After five years	11,410
Total undiscounted cash flows	39,180
Discount on cash flows	(4,695)
Total operating lease liabilities	$34,485

The following is a schedule of future minimum annual rentals under operating leases as of December 31, 2018:

Year ending December 31,
2019	$6,524
2020	5,096
2021	4,411
2022	3,633
2023	2,558
Thereafter	11,088
$33,310

Lessor Leases

ASC 842 also impacted lessor accounting. ASC 842 changed the criteria in which a lessor lease is classified. A lease is a sales-type lease if any one of five criteria are met, each of which indicate that the lease, in effect, transfers control of the underlying asset to the lessee. If none of those five criteria are met, but two additional criteria are both met, indicating that the lessor has transferred substantially all the risks and benefits of the underlying asset to the lessee and a third party, the lease is a direct financing lease. All leases that are not sales-type or direct financing leases are operating leases.

Similar to the above lessee leases, the Company has elected the ‘package of practical expedients,’ which allows the Company not to reassess the Company’s prior conclusions under ASC 842 about lease identification, lease classification and initial direct costs. The Company also elected the use of the hindsight, a practical expedient which permits the use of information available after lease inception to determine the lease term via the knowledge of renewal options exercised not available as of the leases inception. Lastly, the practical expedient pertaining to land easements is not applicable to the Company.

While ASC 842 identifies common area building maintenance as a non-lease component of our real estate lease contracts, the Company elected to account for the Company’s real estate leases and associated common area maintenance service components as a single, combined operating lease component. Consequently, ASC 842’s changed guidance on contract components will not significantly affect financial reporting.

Substantially, all of the Company’s lessor leases are related to unused real estate office space owned by the Company. Most have defined terms, though some leases have gone month-to-month once the initial term has passed. The impact of subleases is not material. Income from operating leases are reported within Occupancy Expense as an offset to Non-interest Expense in the Company’s Condensed Consolidated Statements of Income and Comprehensive Income.

The Company is also the lessor on a few equipment direct finance leases (formerly known as capital leases) with three municipal entities. Interest income from these leases are tax exempt, and is reported within loan interest income. The lessee retains the title to all equipment in each of these finance leases. Each of these leases originated in 2018, and therefore the prior ASC 840 classification was not reassessed due to the election of the package of practical expedients.

December 31, 2019
Operating Lease Income from Lease Payments	$1,793
Direct Financing Lease Income	513
Total Lease Income	$2,306

Net Investment in Direct Financing Leases	$1,391
Unguaranteed Residual Assets	—
Deferred Selling Profit on Direct Financing Leases	—

Maturity Analysis of Operating Lease Receivables
0 - 12 Months	$1,978
13 - 24 Months	1,599
25 - 36 Months	897
37 - 48 Months	188
48 - 60 Months	—
Over 60 Months	—

Maturity Analysis of Finance Lease Receivables
0 - 12 Months	$916
13 - 24 Months	475
25 - 36 Months	—
37 - 48 Months	—
48 - 60 Months	—
Over 60 Months	—

(30)        Subsequent Events

Announcement of Merger of Equals between CenterState and South State Corporation

On January 27, 2020, the Company and South State Corporation (“South State”) announced the execution of an Agreement and Plan of Merger, dated as of January 25, 2020 (the “Merger Agreement”), providing for the merger of the Company and South State, subject to the terms and conditions set forth therein. Under the terms of the Merger Agreement, which was unanimously approved by the Boards of Directors of both companies, the Company’s shareholders will receive 0.3001 shares of South State common stock for each share of CenterState common stock they own. The transaction is expected to close in the third quarter of 2020 subject to customary closing conditions, including receipt of all applicable regulatory approvals and shareholder approval of each company. The Company’s primary reason for the transaction is to create a leading Southeastern-based regional bank, which diversifies each company’s geographies into a contiguous six-state footprint, spanning from Florida to Virginia. The transaction will also expand both companies’ customer base which will enhance deposit fee income and leverage operating cost through economies of scale. The combined company will operate under the South State Bank name and will trade under the South State ticker symbol SSB on the Nasdaq stock market. The company will be headquartered in Winter Haven, Florida and will maintain a significant presence in Columbia and Charleston, South Carolina; Charlotte, North Carolina; and Atlanta, Georgia. South State is a bank holding company headquartered in Columbia, South Carolina. South State’s bank subsidiary South State Bank operates 157 banking locations. South State reported total assets of $15,921,092, total loans of $11,370,040 and total deposits of $12,177,096 as of December 31, 2019.

Stock Repurchase Plan

On January 16, 2020, the Company announced that it had approved a new share repurchase program. Under this repurchase program, the maximum number of shares subject to its share repurchase program is 6,500,000 shares of the Company’s outstanding common stock, subject to market conditions. The total shares subject to the Company’s repurchase plan represent approximately 5% of the Company’s outstanding shares as of December 31, 2019. The repurchases will be made from time to time by the Company in the open market as conditions allow throughout the plan period from January 16, 2020 to January 16, 2022, unless shortened or extended by the Company’s Board of Directors. The stock repurchase program does not obligate the Company to repurchase any specified number of shares of its common stock. The shares may be purchased in open market or negotiated transactions. Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange and Commission and other applicable legal requirements. The number, price and timing of the repurchases, if any, will be at the Company’s sole discretion and will depend on a number of factors, including market and economic conditions, liquidity needs and other factors and there is no assurance that the Company will purchase any shares under the program. This stock repurchase program replaces the stock repurchase plan authorized on April 25, 2019.

As of February 26, 2020, subsequent to the fourth quarter of 2019, the Company repurchased an additional 1,102,934 common shares pursuant to an ongoing 10b-5 repurchase plan disclosed above at a volume-weighted average price of $23.46. Approximately 5.4 million shares remain under the Company’s existing repurchase authorization.